Exhibit 10.1

DEED OF MASTER AGREEMENT

This deed of master agreement (the “Master”) is effective as of 27 September, 2013

BETWEEN:

(1)	SCORPIO BULKERS INC., a company incorporated under the laws of The Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (“SALT”) on its own account and as guarantor and agent for and on behalf of each of its existing wholly owned subsidiaries as of the Effective Date (“SPVs”) as well as any future vessel owning subsidiaries wholly owned by SALT (“Future SPVs”) (the SPVs and Future SPVs jointly referred to as the “SALT SPVs”);

(2)	SCORPIO COMMERCIAL MANAGEMENT S.A.M., a company incorporated under the laws of Monaco and having its registered office at 9 Boulevard Charles III, Monaco 98000 (“SCM”); and

(3)	SCORPIO SHIP MANAGEMENT S.A.M., a company incorporated under the laws of Monaco and having its registered office at 9 Boulevard Charles III, Monaco 98000 (“SSM”);

(each a “Party” and together the “Parties”).

WHEREAS:

(1)	The SALT SPVs: (i) will control a number of vessels to be delivered from various shipyards; and (ii) may in the future control vessels purchased or chartered in from third parties (the vessels in (i) and (ii) above hereinafter together referred to as the “Vessels”). References to “control” or “controlled” herein means owned or chartered.

(2)	SSM and SCM provide technical and commercial management services (respectively). The Vessels require technical and/or commercial management services from SSM and/or SCM (respectively).

(3)	The Parties have agreed on a standard set of terms for technical and commercial management services, which shall be applicable to all Vessels.

(4)	The standard set of terms for the commercial management of the Vessels is hereby attached as Annex I (“Standard Commercial Management Terms”) and the standard set of terms for the technical management of the Vessels is hereby attached as Annex II (“Standard Technical Management Terms”). Both the Standard Commercial Management Terms and the Standard Technical Management Terms (together the “Standard Management Terms”) form an integral part of this Master.

NOW THEREFORE IT IS AGREED as follows:

1.	The Standard Management Terms contain the terms and conditions concerning the commercial and/or technical management provided by SCM and SSM respectively, to each Vessel controlled by the SALT SPVs.

2.

All Vessels, existing and future, will be governed by the Standard Commercial Management Terms and/or Standard Technical Management Terms, in each case as amended by the terms detailed in the Confirmation (as defined below). The entry by a

Vessel under management by SCM and/or SSM and any amendments to the Standard Management Terms (“Management Agreements”), will be evidenced by a written confirmation (substantially in the form set out in Schedule 1) executed by and between SALT as agent for and on behalf of the relevant SALT SPV on the one hand and SCM and/or SSM on the other hand (the “Confirmation”). Provided always that where any Vessels are time chartered from third parties (“Time Chartered Vessels”): (i) the Standard Technical Management Terms shall not apply, unless otherwise agreed, and (ii) the Time Chartered Vessels shall be governed by the Standard Commercial Management Terms, in each case as amended by the terms of the Time Chartered Vessels Confirmation (as defined below). The entry by a Time Chartered Vessel under management by SCM and any amendments to the Standard Commercial Management Terms, will be evidenced by a written confirmation (substantially in the form set out at Schedule 2) executed by and between SALT as agent for and on behalf of the relevant SALT SPV on the one hand and SCM on the other hand (the “TC Confirmation”)

3.	The management by SCM and/or SSM pursuant to the Standard Management Terms (as applicable) as amended by the terms detailed in the Confirmation shall be effective as of the date prescribed in the Confirmation or TC Confirmation, as applicable (the “Effective Date”).

4.	With effect from the date of the Confirmation (“Confirmation Date”) and prior to the Effective Date of each of the Management Agreements each of SCM and SSM undertake to ensure they have the necessary resources to manage each of the Vessels following the Effective Date.

5.	It is hereby agreed that in each and any of the following circumstances:

i.	any termination or actual or purported withdrawal by SALT or applicable SALT SPVs of a Confirmation and/or Management Agreement prior to the relevant Effective Date,

ii.	a Vessel not being delivered into the respective Management Agreement within 100 days of the respective Effective Date for any reason whatsoever other than (a) the insolvency of the yard where the Vessel is being built provided that the insolvency prevents and not merely delays construction and delivery of the Vessel and (b) the total loss (actual constructive or compromised) of the vessel whilst under construction at the yard (the aforementioned 5(ii)(a) and 5(ii)(b) being together “Extraordinary Events”); or

iii.	on or prior to the Effective Date (as applicable) the respective Confirmation and/or Management Agreement being declared void or ineffective for any other reason whatsoever,

an early termination fee of United States Dollars Five Hundred Thousand (US$500,000) in respect of each Confirmation shall immediately become due and payable by the relevant SALT SPV to SCM or SSM (as applicable) except that in respect of the Extraordinary Events set out above an early termination fee of United States Dollars Sixty Two Thousand Five Hundred (US$62,500) in respect of each Confirmation shall immediately become due and payable by the relevant SALT SPV to SCM or SSM (as applicable).

6.	SALT agrees to guarantee and indemnify each of SCM and SSM in respect of the performance by each of the SALT SPVs of its respective obligations under this Master and the Management Agreements and shall issue in favour of each of SCM and SSM a guarantee in the form attached at Annex 3 on the same date as this Master.

7.	The Parties hereby acknowledge and agree that in the event of any inconsistency between the provisions of this Master and any of the Management Agreements: (i) prior to the applicable Effective Date, the provisions of the Master shall prevail; and (ii) on and after the applicable Effective Date the provisions of the Management Agreement shall prevail.

8.	This Master may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9.	This Master shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Master shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause. The arbitration shall be conducted in accordance with the London Maritime Arbitrators Terms current at the time when the arbitration proceedings are commenced.

10.	No provision of this Master shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this Master or a Future SPV.

IN WITNESS WHEREOF this Master has been duly executed as a deed and delivered with effect from the date written above.

Executed as a deed by	Luca Forgione	) /s/ Luca Forgione
For and on behalf of	Scorpio Bulkers Inc.	)
in the presence of
Signature of Witness		)
Name, address and occupation of witness		)

Executed as a deed by	Luca Forgione	) /s/ Luca Forgione
For and on behalf of	Scorpio Bulkers Inc.	)
As agent for and on behalf of each of the SALT SPVs:		)
in the presence of:
Signature of Witness		)
Name, address and occupation of witness		)

Executed as a deed by Aldo Poma		) /s/ Aldo Poma
For and on behalf of		)
Scorpio Commercial Management S.A.M.:		)
in the presence of:
Signature of Witness		)
Name, address and occupation of witness		)

Executed as deed by	Francesco Bellusci	) /s/ Francesco Bellusci
For and on behalf of		)
Scorpio Ship Management S.A.M.:		)
in the presence of:
Signature of Witness		)
Name, address and occupation of witness		)

Schedule 1 – FORM OF CONFIRMATION TO THE MASTER AGREEMENT DATED [X]              2013

DATE OF CONFIRMATION [X] of [Commercial/Technical] Management Agreement (“Management Agreement”)

VESSEL NAME	VESSEL DETAILS	REGISTERED OWNER OR DISPONENT OWNER	DATE OF ENTRY INTO SALT FLEET	DATE OF ENTRY INTO MANAGEMENT BY [SCM AND/OR SSM] ON [STANDARD COMMERCIAL MANAGEMENT TERMS AND STANDARD TECHNICAL MANAGEMENT TERMS (RESPECTIVELY)] (the “Effective Date”)	NOTES / AMENDMENTS TO STANDARD MANAGEMENT TERMS
[Drafting note: If this is a newbuilding then delivery date as per SBC should be inserted here - actual date NOT on or around]

In respect of the Master Agreement effective as of September 27, 2013 and entered into amongst others, Scorpio Bulkers Inc., Scorpio Bulkers Inc., for and on behalf of existing and future wholly owned subsidiaries, Scorpio Commercial Management S.A.M. and Scorpio Ship Management S.A.M. (the “Master”), [SALT SPV] hereby acknowledges, confirms and accepts the terms of the Master.

Further, [Insert name of SALT SPV] acknowledges that in the event of any inconsistency between the provisions of this Master and this Management Agreement: (i) prior to the Effective Date, the provisions of the Master shall prevail; and (ii) on and after the Effective Date the provisions of this Management Agreement shall prevail.

Scorpio Bulkers Inc.as guarantor for and on behalf of [insert name of SALT SPV]:

Name:

Position:

Date:

[Insert name of SALT SPV]

Name:

Position:

Date:

[Scorpio Commercial Management S.A.M.] [if applicable]

Name:

Position:

Date:

OR

[Scorpio Ship Management S.A.M.] [if applicable]

Name:

Position:

Date:

Schedule 2 – FORM OF CONFIRMATION TO THE MASTER AGREEMENT DATED [X]              2013

DATE OF CONFIRMATION [X] of Commercial Management Agreement (“Management Agreement”)

VESSEL NAME	VESSEL DETAILS	REGISTERED OWNER OR DISPONENT OWNER	DATE OF ENTRY INTO SALT FLEET	DATE OF ENTRY INTO MANAGEMENT BY SCM ON STANDARD COMMERCIAL MANAGEMENT TERMS (the “Effective Date”)	NOTES / AMENDMENTS TO STANDARD MANAGEMENT TERMS
[Drafting note: If this is a newbuilding then delivery date as per SBC should be inserted here - actual date NOT on or around]

The Standard Commercial Management Terms are amended as follows:

Clause 1 “Time Charter”: definition of time charter to be added.

Clause 12: add “In the event that the Vessel becomes a pool vessel pursuant to which the Managers are remunerated for services in respect of the Vessel under the terms of the applicable pool agreement, the Managers shall not for this time period be remunerated in accordance with the terms of this Agreement.

Clause 21(a): delete and replace with

“This Agreement shall come into effect at the date stated in Box 2 and shall continue until terminated by either party giving notice to the other; in which event this Agreement shall terminate on the date on which the Vessel is re-delivered under the Time Charter unless terminated earlier in accordance with Clause 22 (“Termination”)

Clause 22 (all sub-para): delete all references to ET1, ET2, ET3 and ET4.

Clause 22(g) delete “an ET2 event or for” and “and an ET1, ET3 and ET4 event”

Clause 22(h) shall be deleted

In respect of the Master Agreement effective as of September 27, 2013 and entered into amongst others, Scorpio Bulkers Inc., Scorpio Bulkers Inc., for and on behalf of existing and future wholly owned subsidiaries, Scorpio Commercial Management S.A.M. and Scorpio Ship Management S.A.M. (the “Master”), [SALT SPV] hereby acknowledges, confirms and accepts the terms of the Master.

Further, [Insert name of SALT SPV] acknowledges that in the event of any inconsistency between the provisions of this Master and this Management Agreement: (i) prior to the Effective Date, the provisions of the Master shall prevail; and (ii) on and after the Effective Date the provisions of this Management Agreement shall prevail.

Scorpio Bulkers Inc.as guarantor for and on behalf of [insert name of SALT SPV]:

Name:

Position:

Date:

[Insert name of SALT SPV]

Name:

Position:

Date:

Scorpio Commercial Management S.A.M.

Name:

Position:

Date:

Annex I – STANDARD COMMERCIAL MANAGEMENT TERMS

Annex II – STANDARD TECHNICAL MANAGEMENT TERMS

Annex III – SALT GUARANTEE

DEED OF GUARANTEE (“Guarantee”)

To:

(i)	[SCORPIO COMMERCIAL MANAGEMENT S.A.M., a company incorporated under the laws of Monaco and having its registered office at 9 Boulevard Charles III, Monaco 98000 (“SCM”)]; and

(ii)	[SCORPIO SHIP MANAGEMENT S.A.M., a company incorporated under the laws of Monaco and having its registered office at 9 Boulevard Charles III, Monaco 98000 (“SSM”)];

(the “Beneficiary”)

(A)	Background:

(1)	The SALT SPVs being each of the existing wholly owned SALT subsidiaries (as set out in Schedule 1) (“SPVs”) as well as any future vessel owning subsidiaries wholly owned by SALT (“Future SPVs”) (the SPVs and Future SPVs jointly referred to as the “SALT SPVs”) (a) will control a number of vessels to be delivered from various shipyards; and (b) may in the future control vessels purchased or chartered in from third parties (the vessels in (a) and (b) above hereinafter together referred to as the “Vessels”). References to “control” or “controlled” herein means owned or chartered.

(2)	A Master Agreement effective as of 27 September, 2013 has been entered into amongst others, ourselves, Scorpio Bulkers Inc., Scorpio Bulkers Inc., for and on behalf of existing and future wholly owned subsidiaries, Scorpio Ship Management S.A.M (“SSM”) and Scorpio Commercial Management S.A.M. (“SCM”), to govern the relationship the aforementioned parties prior to delivery of any of the Vessels and the Management Agreements, as defined below, becoming effective (the “Master”).

(3)	The Vessels will following delivery be technically and commercially managed by SSM and SCM (respectively).

(B)	Payment Guarantee:

In consideration of the Beneficiary entering into [technical/commercial] management agreements (“Management Agreements”) with any of the SALT SPVs in respect of the Vessels we, Scorpio Bulkers Inc., for ourselves and our successors from time to time (the “Grantor”) hereby irrevocably and unconditionally guarantee as primary obligor and not merely as the surety, the due and punctual performance of any obligations and payment of any amounts due to the Beneficiary by any of the SALT SPVs under or in connection with the Management Agreements and Master Agreement.

(C)	Liability Unconditional:

The Grantor’s liability under this Guarantee shall not be discharged, reduced or otherwise affected in any way by any reason (without limitation and whether or not known to the Grantor or the Beneficiary) including (i) the Beneficiary giving the Grantor time or any other concession, (ii) any composition, discharge, release or other variation of liability entered into with, or granted to, any SALT SPVs, (iii) the Beneficiary taking, holding, varying, realising or not enforcing any other security for the liabilities of any SALT SPVs or the Grantor under the Master and the Management Agreements (as amended, varied, supplemented, replaced or restated from time to time), (iv) any amendment, variation or waiver (however fundamental) of any provision of any of the Master and the Management Agreements, (v) any legal limitation or incapacity relating to any SALT SPVs or the Grantor, (vi) any invalidity or unenforceability of the obligations of any party under any of the Master and the Management Agreements or (vii) any other act or omission of the Beneficiary or any other circumstances which, but for this provision, might discharge the Grantor.

Continuing guarantee

This Guarantee and the obligations of the Grantor hereunder are a continuing guarantee and shall continue in effect until all obligations and liabilities whatsoever which fall to be discharged by the Grantor under the Master and the Management Agreements, have been finally discharged in full, notwithstanding any intermediate payment, partial settlement or other matter

The Grantor’s obligations hereunder shall be in addition to and shall not in any way be prejudiced by any other guarantees granted or covenants assumed now or in the future by Grantor in favour of the Beneficiary with respect to any claim the Beneficiary has or may have against any SALT SPVs or the Grantor under either of the Master and/or the Management Agreements.

1	Other security

The Beneficiary may enforce this Guarantee without first making demand on, or taking any proceeding against, any SALT SPVs or any other person first or resorting to any other security, guarantee or other means of payment. The Grantor waives any right it may have of first requiring the Beneficiary to proceed against or claim payment from any SALT SPVs before claiming from the Grantor hereunder. No action (or inaction) by the Beneficiary in respect of any such security, guarantee or other means of payment shall prejudice or affect the liability of the Grantor hereunder.

2	No set-off or counterclaim

All payments by the Grantor hereunder shall be made in full, without set-off or counterclaim and free and clear of any deductions or withholdings or taxes or charges whatsoever in immediately available, freely transferable, cleared funds in United States Dollars for value on the date specified in the Beneficiary’s demand to the account notified to the Grantor by the Beneficiary.

3	Assignment

The Grantor may not assign or transfer any of its rights or obligations hereunder. The Beneficiary may assign any of its rights hereunder to a person in favour of whom an assignment has been made under the Master and the Management Agreements.

4	Notices and demands

Any notice or demand by the Beneficiary under this Guarantee shall be in writing by letter or by fax and shall be deemed to have been served on the Grantor (in the case of a letter) when delivered at its address shown above and (in the case of a telefax) when received in complete and legible form. Any notice or demand sent by telex shall be deemed to have been served at the time of despatch with confirmed answerback of the Grantor appearing on the transmission.

5	Law and Disputes

This Guarantee shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Guarantee shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or reenactment thereof save to the extent necessary to give effect to the provisions of this Clause. The arbitration shall be conducted in accordance with the London Maritime Arbitrators Terms current at the time when the arbitration proceedings are commenced.

IN WITNESS WHEREOF this Guarantee has been duly executed as a deed and delivered

Executed as a deed by	Luca Forgione	)
For and on behalf of	Scorpio Bulkers Inc.	)
in the presence of
Signature of Witness		)
Name, address and occupation of witness		)

Annex I

Printed by BIMCO's idea

InterManager

BIMCO

SHIPMAN 2009

STANDARD SHIP MANAGEMENT AGREEMENT

PART I

1. Place and date of Agreement	2. Date of commencement of Agreement (Cls. 2, 12, 21 and 25) **As per confirmation**
3. Owners (name, place of registered office and law of registry) (Cl. 1) (i) Name: **As per Confirmation** (ii) Place of registered office: **Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands 96960** (iii) Law of registry: **Marshall Islands** **Guaranteed by Scorpio Bulkers Inc. Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, 96960 (Guarantor)**	4. Managers (name, place of registered office and law of registry) (Cl. 1) (i) Name: **Scorpio Commercial Management sam** (ii) Place of registered office: **9 blvd Charles III, MC98000, Monaco, Principality of Monaco** (iii) Law of registry: **Principality of Monaco**
5. The Company (with reference to the ISM/ISPS Codes) (state name and IMO Unique Company Identification number. If the Company is a third party then also state registered office and principal place of business) (Cls. 1 and 9(c)(i)) (i) Name: **Scorpio Ship Management sam** (ii) IMO Unique Company Identification number: **0631141** (iii) Place of registered office: **9 blvd Charles III, MC98000, Monaco, Principality of Monaco** (iv) Principal place of business: **Principality of Monaco**	6. Technical Management (state "yes" or "no" as agreed) (Cl. 4) **No** 7. Crew Management (state "yes" or "no" as agreed) (Cl. 5(a)) **No** 8. Commercial Management (state "yes" or "no" as agreed) (Cl. 6) **Yes**
9. Chartering Services period (only to be filled in if "yes" stated in Box 8) (Cl.6(a)) **Up to twelve (12) months**	10. Crew Insurance arrangements (state "yes" or "no" as agreed) (i) Crew Insurances* (Cl. 5(b)): **No** (ii) Insurance for persons proceeding to sea onboard (Cl. 5(b)(i)): **No** **only to apply if Crew Management (Cl. 5(a)) agreed (see Box 7)*
11. Insurance arrangements (state "yes" or "no" as agreed) (Cl. 7) **No**	12. Optional insurances (state optional insurance(s) as agreed, such as piracy, kidnap and ransom, loss of hire and FD & D) (Cl. 10(a)(iv)) **n/a**
13. Interest (state rate of interest to apply after due date to outstanding sums) (Cl. 9(a)) **n/a**	14. ~~Annual~~ management fee (state annual amount) (Cl. 12(a)) **As per Confirmation**
15. Manager's nominated account (Cl.12(a)) **Beneficiary name and address: Scorpio Commercial Management sam, 9 blvd. Charles III, MC98000 Monaco** **Bank full name and address: ABN-Amro Bank, PO Box 1053, 3000 BB Rotterdam, The Netherlands** **A/C No: 0240730453; IBAN: NL13FTSB0240730453; Swift code: FTSBNL2RXXX**	16. Daily rate (state rate for days in excess of those agreed in budget) (Cl. 12(c)) **n/a** 17. Lay-up period / number of months (Cl.12(d)) **n/a**
18. Minimum contract period (state number of months) (Cl. 21(a)) **See clause 21(a)**	19. Management fee on termination (state number of months to apply) (Cl. 22(g)) **Three (3) months of flat management fee plus any Commissions payable to Managers or accrued due or agreed shall remain payable under Clause 22(g) but see also Clause 22(h)**

Copyright, published by BIMCO. Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org. First published 1988. Revised 1998 and 2009. Approved by the International Ship Managers' Association

Continued

This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Printed by BIMCO's idea

SHIPMAN 2009
Standard ship management agreement

PART 1

(Continued)

20. Severance Costs (state maximum amount) (Cl. 22(b)(i)) n/a	21. Dispute Resolution (state alternative Cl. 23(a), 23(b) or 23(c); if Cl. 23(c) place of arbitration must be stated) (Cl. 23) **Clause 23(a) to apply**
22. Notices (state full style contact details for serving notice and communication to the Owners) (Cl. 24) **As per Confirmation**	23. Notices (state full style contact details for serving notice and communication to the Managers) Cl. 24) **Scorpio Commercial Management sam, 9 blvd Charles III, MC98000 Monaco. Phone +377 97985850 Fax +377 97985858. E-mail: management@scorpiogroup.net**

It is mutually agreed between the party stated in Box 3 and the party stated in Box 4 that this Agreement consisting of PART I and PART II as well as Annexes "A" (Details of Vessel or Vessels), "B" (Details of Crew), "C" (Budget), "D" (Associated Vessels) and "E" (Fee Schedule) attached hereto, shall be performed subject to the conditions contained herein. In the event of a conflict of conditions, the provisions of PART I and Annexes "A", "B", "C", "D" and "E" shall prevail over those of PART II to the extent of such conflict but no further.

Signature(s) (Owners)	Signature(s) (Managers)
Signature(s) (Guarantor)	

InterManager
Approved by the International Ship Managers' Association
First published 1988. Revised 1998 and 2009
Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org
Copyright, published by BIMCO

Printed by BIMCO’s idea ANNEX “A” (DETAILS OF VESSEL OR VESSELS) TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT CODE NAME: SHIPMAN 2009 Date of Agreement: Association Name of Vessel(s): Particulars of Vessel(s): As per Confirmation Managers’ Ship International COPY the by Approved 2009 and 1998 Revised WORKING 1988. published First www.bimco.org BIMCO at from available are 2009 SHIPMAN for Notes Explanatory BIMCO by published Copyright, Continued This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Printed by BIMCO’s idea ANNEX “B” (DETAILS OF CREW) TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT CODE NAME: SHIPMAN 2009 Date of Agreement: Association Details of Crew: Numbers Rank Nationality Managers’ Ship International NOT APPLICABLE COPY the by Approved 2009 and 1998 Revised WORKING 1988. published First www.bimco.org BIMCO at from available are 2009 SHIPMAN for Notes Explanatory BIMCO by published Copyright, Continued This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Printed by BIMCO’s idea ANNEX “C” (BUDGET) TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT CODE NAME: SHIPMAN 2009 Date of Agreement: Managers’ initial budget with effect from the commencement date of this Agreement (see Box 2): Association Managers’ Ship NOT APPLICABLE International COPY the by Approved 2009 and 1998 Revised WORKING 1988. published First www.bimco.org BIMCO at from available are 2009 SHIPMAN for Notes Explanatory BIMCO by published Copyright, Continued This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Printed by BIMCO’s idea ANNEX “D” (ASSOCIATED VESSELS) TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT CODE NAME: SHIPMAN 2009 NOTE: PARTIES SHOULD BE AWARE THAT BY COMPLETING THIS ANNEX ?D? THEY WILL BE SUBJECT TO THE PROVISIONS OF SUB-CLAUSE 22(b)(i) OF THIS AGREEMENT. Association Date of Agreement: Managers’ Details of Associated Vessels: As per Confirmation Ship International COPY the by Approved 2009 and 1998 Revised WORKING 1988. published First www.bimco.org BIMCO at from available are 2009 SHIPMAN for Notes Explanatory BIMCO by published Copyright, Continued This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Printed by BIMCO’s idea ANNEX “E” (FEE SCHEDULE) TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT CODE NAME: SHIPMAN 2009 Association NOT APPLICABLE Managers’ Ship International COPY the by Approved 2009 and 1998 Revised WORKING 1988. published First www.bimco.org BIMCO at from available are 2009 SHIPMAN for Notes Explanatory BIMCO by published Copyright, Continued This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II SHIPMAN 2009 Standard ship management agreement SECTION 1—Basis of the Agreement 1. Definitions and Interpretation 1 In this Shipman 2009 form (together with the Confirmation, any additional clauses of even date herewith and 2 any Annexes hereto (the “Agreement” ) save where the context otherwise requires, the following words and expressions shall have the meanings hereby assigned to them: 3 “Approved Broker” means any of Arrow, Clarksons, ICAP, Platou and SSY. “Company” (with reference to the ISM Code and the ISPS Code) means the organization identified in Box 5 4 or any replacement organization appointed by the Owners from time to time (see Sub-clauses 9(b)(i) or 9(c) 5 (ii), whichever is applicable). 6 “Crew” means the personnel of the numbers, rank and nationality specified in Annex “B” hereto. 7 “Crew Insurances” means insurance of liabilities in respect of crew risks which shall include but not be limited 8 to death, permanent disability, sickness, injury, repatriation, shipwreck unemployment indemnity and loss 9 of personal effects (see Sub-clause 5(b) (Crew Insurances) and Clause 7 (Insurance Arrangements) and 10 Clause 10 (Insurance Policies) and Boxes 10 and 11). 11 “Crew Support Costs” means all expenses of a general nature which are not particularly referable to any 12 individual vessel for the time being managed by the Managers and which are incurred by the Managers for the 13 purpose of providing an efficient and economic management service and, without prejudice to the generality 14 of the foregoing, shall include the cost of crew standby pay, training schemes for officers and ratings, cadet 15 training schemes, sick pay, study pay, recruitment and interviews. 16 “Guarantor” means Scorpio Bulkers Inc. “Flag State” means the State whose flag the Vessel is flying. 17 “ISM Code” means the International Management Code for the Safe Operation of Ships and for Pollution 18 Prevention and any amendment thereto or substitution therefor. 19 “ISPS Code” means the International Code for the Security of Ships and Port Facilities and the relevant 20 amendments to Chapter XI of SOLAS and any amendment thereto or substitution therefor. 21 “Managers” means the party identified in Box 4. 22 “Management Services” means the services specified in SECTION 2—Services (Clauses 4 through 7) as 23 indicated affirmatively in Boxes 6 through 8, 10 and 11, and all other functions performed by the Managers 24 under the terms of this Agreement. 25 “Master Agreement” means the deed of Master Agreement effective as of 27 September 2013 entered into by and between the Guarantor, the Guarantor on behalf of any existing and future wholly owned subsidiaries, Scorpio Ship Management S.A.M and the Managers. “Owners” means the party identified in Box 3. 26 “Severance Costs” means the costs which are legally required to be paid to the Crew as a result of the early 27 termination of any contracts for service on the Vessel. 28 “SMS” means the Safety Management System (as defined by the ISM Code). 29 “STCW 95” means the International Convention on Standards of Training, Certification and Watchkeeping 30 for Seafarers, 1978, as amended in 1995 and any amendment thereto or substitution therefor. 31 “Vessel” means the vessel or vessels details of which are set out in Annex “A” attached hereto. 32 Interpretation: the Managers, Owners and Guarantor acknowledge and agree that in the event of any 1

PART II SHIPMAN 2009 Standard ship management agreement inconsistency between the provisions of the Master Agreement and this Agreement: (i) prior to and including the Effective Date the provisions of the Master Agreement shall prevail; and (ii) after the Effective Date the provisions of this Agreement shall prevail. 2. Commencement and Appointment 33 With effect from the date stated in Box 2 for the commencement of the Management Services and continuing 34 unless and until terminated as provided herein, the Owners hereby appoint the Managers and the Managers 35 hereby agree to act as the Managers of the Vessel in respect of the Management Services. 36 3. Authority of the Managers 37 Subject to the terms and conditions herein provided, during the period of this Agreement the Managers shall 38 carry out the Management Services in respect of the Vessel as agents for and on behalf of the Owners. The 39 Managers shall have authority to take such actions as they may from time to time in their absolute discretion 40 consider to be necessary to enable them to perform the Management Services in accordance with sound 41 ship management practice, including but not limited to compliance with all relevant rules and regulations. 42 WORKING 2

PART II SHIPMAN 2009 Standard ship management agreement SECTION 2—Services 4. Technical Management 43 (only applicable if agreed according to Box 6). 44 The Managers shall provide technical management which includes, but is not limited to, the following 45 services: 46 (a) ensuring that the Vessel complies with the requirements of the law of the Flag State; 47 (b) ensuring compliance with the ISM Code; 48 (c)ensuring compliance with the ISPS Code; 49 (d)providing competent personnel to supervise the maintenance and general efficiency of the Vessel; 50 (e) arranging and supervising dry dockings, repairs, alterations and the maintenance of the Vessel to the 51 standards agreed with the Owners provided that the Managers shall be entitled to incur the necessary 52 expenditure to ensure that the Vessel will comply with all requirements and recommendations of the 53 classification society, and with the law of the Flag State and of the places where the Vessel is required to 54 trade; 55 (f)arranging the supply of necessary stores, spares and lubricating oil; 56 (g) appointing surveyors and technical consultants as the Managers may consider from time to time to be 57 necessary; 58 (h) in accordance with the Owners’ instructions, supervising the sale and physical delivery of the Vessel 59 under the sale agreement. However services under this Sub-clause 4(h) shall not include negotiation of the 60 sale agreement or transfer of ownership of the Vessel; 61 (i)arranging for the supply of provisions unless provided by the Owners; and 62 (j) arranging for the sampling and testing of bunkers. 63 5. Crew Management and Crew Insurances 64 (a) Crew Management 65 (only applicable if agreed according to Box 7) 66 The Managers shall provide suitably qualified Crew who shall comply with the requirements of STCW 95. 67 The provision of such crew management services includes, but is not limited to, the following services: 68 (i)selecting, engaging and providing for the administration of the Crew, including, as applicable, payroll 69 arrangements, pension arrangements, tax, social security contributions and other mandatory dues related 70 to their employment payable in each Crew member’s country of domicile; 71 (ii)ensuring that the applicable requirements of the law of the Flag State in respect of rank, qualification 72 and certification of the Crew and employment regulations, such as Crew’s tax and social insurance, are 73 satisfied; 74 (iii)ensuring that all Crew have passed a medical examination with a qualified doctor certifying that they are 75 fit for the duties for which they are engaged and are in possession of valid medical certificates issued in 76 accordance with appropriate Flag State requirements or such higher standard of medical examination 77 as may be agreed with the Owners. In the absence of applicable Flag State requirements the medical 78 certificate shall be valid at the time when the respective Crew member arrives on board the Vessel and 79 shall be maintained for the duration of the service on board the Vessel; 80 (iv)ensuring that the Crew shall have a common working language and a command of the English language 81 of a sufficient standard to enable them to perform their duties safely; 82 (v)arranging transportation of the Crew, including repatriation; 83 (vi)training of the Crew; 84 3

PART II SHIPMAN 2009 Standard ship management agreement (vii)conducting union negotiations; and 85 (viii) if the Managers are the Company, ensuring that the Crew, on joining the Vessel, are given proper 86 familiarisation with their duties in relation to the Vessel’s SMS and that instructions which are essential 87 to the SMS are identified, documented and given to the Crew prior to sailing. 88 (ix)if the Managers are not the Company: 89 (1) ensuring that the Crew, before joining the Vessel, are given proper familiarisation with their duties 90 in relation to the ISM Code; and 91 (2) instructing the Crew to obey all reasonable orders of the Company in connection with the operation 92 of the SMS. 93 (x)Where Managers are not providing technical management services in accordance with Clause 4 94 (Technical Management): 95 (1) ensuring that no person connected to the provision and the performance of the crew management 96 services shall proceed to sea on board the Vessel without the prior consent of the Owners (such consent 97 not to be unreasonably withheld); and 98 (2)ensuring that in the event that the Owners’ drug and alcohol policy requires measures to be taken 99 prior to the Crew joining the Vessel, implementing such measures; 100 (b) Crew Insurances 101 (only applicable if Sub-clause 5(a) applies and if agreed according to Box 10) 102 The Managers shall throughout the period of this Agreement provide the following services: 103 (i)arranging Crew Insurances in accordance with the best practice of prudent managers of vessels of a 104 similar type to the Vessel, with sound and reputable insurance companies, underwriters or associations. 105 Insurances for any other persons proceeding to sea onboard the Vessel may be separately agreed by 106 the Owners and the Managers (see Box 10); 107 (ii)ensuring that the Owners are aware of the terms, conditions, exceptions and limits of liability of the 108 insurances in Sub-clause 5(b)(i); 109 (iii)ensuring that all premiums or calls in respect of the insurances in Sub-clause 5(b)(i) are paid by their 110 due date; 111 (iv)if obtainable at no additional cost, ensuring that insurances in Sub-clause 5(b)(i) name the Owners as 112 a joint assured with full cover and, unless otherwise agreed, on terms such that Owners shall be under 113 no liability in respect of premiums or calls arising in connection with such insurances. 114 (v)providing written evidence, to the reasonable satisfaction of the Owners, of the Managers’ compliance with 115 their obligations under Sub-clauses 5(b)(ii), and 5(b)(iii) within a reasonable time of the commencement 116 of this Agreement, and of each renewal date and, if specifically requested, of each payment date of the 117 insurances in Sub-clause 5(b)(i). 118 6. Commercial Management 119 (only applicable if agreed according to Box 8). 120 The Managers shall provide the following services for the Vessel in accordance with the Owners’ instructions, 121 which shall include but not be limited to: 122 (a) seeking and negotiating employment for the Vessel and the conclusion (including the execution thereof) 123 of charter parties or other contracts relating to the employment of the Vessel. If such a contract exceeds the 124 period stated in Box 9, consent thereto in writing shall first be obtained from the Owners; 125 (b) arranging, in the name and for the account of the Owners, for the provision of bunker fuels of the quality 126 specified by the Owners as required for the Vessel’s trade (see Annex A); 127 (c)voyage estimating and accounting and calculation of hire, freights, demurrage and/or despatch monies 128 due from or due to the charterers of the Vessel; assisting in the collection of any sums due to the Owners 129 4

PART II SHIPMAN 2009 Standard ship management agreement related to the commercial operation of the Vessel in accordance with Clause 11 (Income Collected and 130 Expenses Paid on Behalf of Owners); 131 If any of the services under Sub-clauses 6(a), 6(b) and 6(c) are to be excluded from the Management Fee, remuneration 132 for these services must be stated in Annex E (Fee Schedule). See Sub-clause 12(e). 133 (d) issuing voyage instructions including, but not limited to, authorising the Master to release cargo against 134 relevant letter(s) of indemnity; (e) appointing agents; 135 (f) appointing stevedores; and 136 (g) arranging surveys associated with the commercial operation of the Vessel. 137 7. Insurance Arrangements 138 (only applicable if agreed according to Box 11). 139 The Managers shall arrange insurances in accordance with Clause 10 (Insurance Policies), on such terms as 140 the Owners shall have instructed or agreed, in particular regarding conditions, insured values, deductibles, 141 franchises and limits of liability. COPY 142 WORKING

PART II SHIPMAN 2009 Standard ship management agreement SECTION 3 – Obligations 8. Managers’ Obligations 143 (a) The Managers undertake to use their best endeavours to provide the Management Services as agents 144 for and on behalf of the Owners in accordance with sound ship management practice and to protect and 145 promote the interests of the Owners in all matters relating to the provision of services hereunder. 146 Provided however, that in the performance of their management responsibilities under this Agreement, the 147 Managers shall be entitled to have regard to their overall responsibility in relation to all vessels as may from 148 time to time be entrusted to their management and in particular, but without prejudice to the generality of 149 the foregoing, the Managers shall be entitled to allocate available supplies, manpower and services in such 150 manner as in the prevailing circumstances the Managers in their absolute discretion consider to be fair and 151 reasonable. 152 (b) Where the Managers are providing technical management services in accordance with Clause 4 (Technical 153 Management), they shall procure that the requirements of the Flag State are satisfied and they shall agree 154 to be appointed as the Company, assuming the responsibility for the operation of the Vessel and taking over 155 the duties and responsibilities imposed by the ISM Code and the ISPS COPY Code, if applicable. 156 9. Owners’ Obligations 157 (a) The Owners shall pay all sums due to the Managers punctually in accordance with the terms of this 158 Agreement. In the event of payment after the due date of any outstanding sums the Manager shall be entitled 159 to charge interest at the rate stated in Box 13. 160 (b) Where the Managers are providing technical management services in accordance with Clause 4 (Technical 161 Management), the Owners shall: 162 (i) report (or where the Owners are not the registered owners of the Vessel procure that the registered 163 owners report) to the Flag State administration the details of the Managers as the Company as required 164 to comply with the ISM and ISPS Codes; 165 (ii) procure that any officers and ratings supplied by them or on their behalf comply with the requirements 166 of STCW 95; and 167 (iii) instruct such officers and ratings to obey all reasonable orders of the Managers (in their capacity as the 168 Company) in connection with the operation of the Managers’ safety management system. 169 (c) Where the Managers are not providing technical management services in accordance with Clause 4 170 (Technical WORKING Management), the Owners shall: 171 (i) procure that the requirements of the Flag State are satisfied and notify the Managers upon execution of 172 this Agreement of the name and contact details of the organization that will be the Company by completing 173 Box 5; 174 (ii) if the Company changes at any time during this Agreement, notify the Managers in a timely manner of 175 the name and contact details of the new organization; 176 (iii) procure that the details of the Company, including any change thereof, are reported to the Flag State 177 administration as required to comply with the ISM and ISPS Codes. The Owners shall advise the Managers 178 in a timely manner when the Flag State administration has approved the Company; and 179 (iv) unless otherwise agreed, arrange for the supply of provisions at their own expense. 180 (d) Where the Managers are providing crew management services in accordance with Sub-clause 5(a) the 181 Owners shall: 182 (i) inform the Managers prior to ordering the Vessel to any excluded or additional premium area under 183 any of the Owners’ Insurances by reason of war risks and/or piracy or like perils and pay whatever 184 additional costs may properly be incurred by the Managers as a consequence of such orders including, 185 if necessary, the costs of replacing any member of the Crew. Any delays resulting from negotiation 186 with or replacement of any member of the Crew as a result of the Vessel being ordered to such an area 187 6

PART II SHIPMAN 2009 Standard ship management agreement shall be for the Owners’ account. Should the Vessel be within an area which becomes an excluded or 188 additional premium area the above provisions relating to cost and delay shall apply; 189 (ii) agree with the Managers prior to any change of flag of the Vessel and pay whatever additional costs 190 may properly be incurred by the Managers as a consequence of such change. If agreement cannot be 191 reached then either party may terminate this Agreement in accordance with Sub-clause 22(e); and 192 (iii) provide, at no cost to the Managers, in accordance with the requirements of the law of the Flag State, 193 or higher standard, as mutually agreed, adequate Crew accommodation and living standards. 194 (e) Where the Managers are not the Company, the Owners shall ensure that Crew are properly familiarised 195 with their duties in accordance with the Vessel’s SMS and that instructions which are essential to the SMS 196 are identified, documented and given to the Crew prior to sailing. 197 COPY WORKING

PART II SHIPMAN 2009 Standard ship management agreement SECTION 4 – Insurance, Budgets, Income, Expenses and Fees 10. Insurance Policies 198 The Owners shall procure, whether by instructing the Managers under Clause 7 (Insurance Arrangements) 199 or otherwise, that throughout the period of this Agreement: 200 (a) at the Owners’ expense, the Vessel is insured for not less than its sound market value or entered for its 201 full gross tonnage, as the case may be for: 202 (i) hull and machinery marine risks (including but not limited to crew negligence) and excess liabilities; 203 (ii) protection and indemnity risks (including but not limited to pollution risks, diversion expenses and, 204 except to the extent insured separately by the Managers in accordance with Sub-clause 5(b)(i), Crew 205 Insurances; 206 NOTE: If the Managers are not providing crew management services under Sub-clause 5(a) (Crew 207 Management) or have agreed not to provide Crew Insurances separately in accordance with Sub-clause 208 5(b)(i), then such insurances must be included in the protection and indemnity risks cover for the Vessel (see 209 Sub-clause 10(a)(ii) above). COPY 210 (iii) war risks (including but not limited to blocking and trapping, protection and indemnity, terrorism and crew 211 risks); and 212 (iv) such optional insurances as may be agreed (such as piracy, kidnap and ransom, loss of hire and 213 FD & D) (see Box 12) 214 Sub-clauses 10(a)(i) through 10(a)(iv) all in accordance with the best practice of prudent owners of vessels 215 of a similar type to the Vessel, with sound and reputable insurance companies, underwriters or associations 216 (“the Owners’ Insurances”); 217 (b) all premiums and calls on the Owners’ Insurances are paid by their due date; 218 (c) the Owners’ Insurances name the Managers and, subject to underwriters’ agreement, any third party 219 designated by the Managers as a joint assuredco-assured (mis-direct arrow), with full cover. It is understood that in 220 some cases, such as protection and indemnity, the normal terms for such cover may impose on the Managers and any such third 221 party a liability in respect of premiums or calls arising in connection with the Owners’ Insurances. 222 If obtainable at no additional cost, however, the Owners shall procure such insurances on terms such that 223 neither theWORKING Managers nor any such third party shall be under any liability in respect of premiums or calls arising 224 in connection with the Owners’ Insurances. In any event, on termination of this Agreement in accordance 225 with Clause 21 (Duration of the Agreement) and Clause 22 (Termination), the Owners shall procure that the 226 Managers and any third party designated by the Managers as joint assuredco-assured shall cease to be joint 227 assuredco-assured and, if reasonably achievable, that they shall be released from any and all liability for premiums and calls 228 that may arise in relation to the period of this Agreement; and 229 (d) written evidence is provided, to the reasonable satisfaction of the Managers, of the Owners’ compliance 230 with their obligations under this Clause 10 within a reasonable time of the commencement of the Agreement, 231 and of each renewal date and, if specifically requested, of each payment date of the Owners’ Insurances. 232 10.1 The Owners may, from time to time, require the Managers to arrange, in the name and for the account of the Owners, for operational insurance as envisaged in clause 10(a)(iv). 11. Income Collected and Expenses Paid on Behalf of Owners 233 (a) Except as provided in Sub-clause 11(c) all monies collected by the Managers under the terms of this 234 Agreement (other than monies payable by the Owners to the Managers) (if any) and any interest thereon shall be 235 held to the credit of the Owners in a separate bank account. 236 (b) All expenses incurred by the Managers under the terms of this Agreement on behalf of the Owners 237 8

PART II SHIPMAN 2009 Standard ship management agreement (including expenses as provided in Clause 12(c)) (if any) may be debited against the Owners in the account referred 238 to under Sub-clause 11(a) but shall in any event remain payable by the Owners to the Managers on demand. 239 (c) All monies collected by the Managers under Clause 6 (Commercial Management) (if any) shall be paid into a 240 bank account in the name of the Owners or as may be otherwise advised by the Owners in writing. 241 12. Management Fee and Expenses 242 (a) The Owners shall pay to the Managers an annual management fee as stated in Box 14 for their services 243 as Managers under this Agreement, (i) a flat management fee as stated in the Confirmation and which shall be 244 payable monthly in advance against proper invoice in equal monthly instalments in advance, the first instalment (pro rata if appropriate) being payable on the commencement of this Agreement (see Clause 2 245 (Commencement and Appointment) and Box 2) and subsequent instalments being payable at the beginning 246 of every calendar month; and 247 (ii) for providing chartering services in accordance with clause 6(a) a commission of one and a quarter percent (1.25%) on all monies earned by the Owners on each Vessel fixture (“Commission”). The management fee and commissionsshall be payable to the Managers’ nominated account stated in Box 15 and shall become due and payable from the Owners to the Managers as from the Effective Date. 248 As of the Effective Date any Commission shall be payable on the date when any freight, hire or other monies are received (“Revenues”) in respect of which Commission COPY is due and Owners hereby authorise Managers to deduct the Commission part of the management fee from Revenues when received. (b) The management fee shall be subject to an annual review and the proposed fee shall be presented in 249 the annual budget in accordance with Sub-clause 13(a). 250 (c) The Managers shall, at no extra cost to the Owners, provide their own office accommodation, office staff, 251 facilities and stationery. Without limiting the generality of this Clause 12 (Management Fee and Expenses) the 252 Owners shall reimburse the Managers for postage and communication expenses, travelling expenses, and 253 other out of pocket expenses properly incurred by the Managers in pursuance of the Management Services. 254 Any days used by the Managers’ personnel travelling to or from or attending on the Vessel or otherwise used 255 in connection with the Management Services in excess of those agreed in the budget shall be charged at 256 the daily rate stated in Box 16. 257 (d) If the Owners decide to layup the Vessel and such layup lasts for more than the number of months 258 stated in Box 17, an appropriate reduction of the Management Fee for the period exceeding such period 259 until one month before the Vessel is again put into service shall be mutually agreed between the parties. If 260 the Managers are providing crew management services in accordance with Sub-clause 5(a), consequential 261 costs of reduction WORKING and reinstatement of the Crew shall be for the Owners’ account. If agreement cannot be 262 reached then either party may terminate this Agreement in accordance with Sub-clause 22(e). 263 (e) Save as otherwise provided in this Agreement, all discounts and commissions obtained by the Managers 264 in the course of the performance of the Management Services shall be credited to the Owners. 265 (d) Payment of the flat management fee set out above at Clause 12(a)(i) and the Commission set out at Clause 12(a)(i) is fully guaranteed by the Guarantor and the Guarantor as the ultimate parent of the Owner acknowledges that the Management Services, the Managers will provide to the Owners, are due consideration for the giving of this guarantee. 13. Budgets and Management of Funds 266 (a) The Managers’ initial budget is set out in Annex “C” hereto. Subsequent budgets shall be for twelve 267 month periods and shall be prepared by the Managers and presented to the Owners not less than three 268 months before the end of the budget year. 269 (b) The Owners shall state to the Managers in a timely manner, but in any event within one month of 270 presentation, whether or not they agree to each proposed annual budget. The parties shall negotiate in good 271 faith and if they fail to agree on the annual budget, including the management fee, either party may terminate 272 this Agreement in accordance with Sub-clause 22(e). 273 (c) Following the agreement of the budget, the Managers shall prepare and present to the Owners their 274 estimate of the working capital requirement for the Vessel and shall each month request the Owners in writing 275 9

PART II SHIPMAN 2009 Standard ship management agreement to pay the funds required to run the Vessel for the ensuing month, including the payment of any occasional or 276 extraordinary item of expenditure, such as emergency repair costs, additional insurance premiums, bunkers 277 or provisions. Such funds shall be received by the Managers within ten running days after the receipt by the 278 Owners of the Managers’ written request and shall be held to the credit of the Owners in a separate bank 279 account. 280 (d) The Managers shall at all times maintain and keep true and correct accounts in respect of the Management 281 Services in accordance with the relevant International Financial Reporting Standards or such other standard 282 as the parties may agree, including records of all costs and expenditure incurred, and produce a comparison 283 between budgeted and actual income and expenditure of the Vessel in such form and at such intervals as 284 shall be mutually agreed. 285 The Managers shall make such accounts available for inspection and auditing by the Owners and/or their 286 representatives in the Managers’ offices or by electronic means, provided reasonable notice is given by the 287 Owners. 288 (e) Notwithstanding anything contained herein, the Managers shall in no circumstances be required to use 289 or commit their own funds to finance the provision of the Management Services. 290 COPY WORKING 10

PART II SHIPMAN 2009 Standard ship management agreement SECTION 5 – Legal, General and Duration of Agreement 14. Trading Restrictions 291 If the Managers are providing crew management services in accordance with Sub-clause 5(a) (Crew 292 Management), the Owners and the Managers will, prior to the commencement of this Agreement, agree on any 293 trading restrictions to the Vessel that may result from the terms and conditions of the Crew’s employment. 294 15. Replacement 295 If the Managers are providing crew management services in accordance with Sub-clause 5(a) (Crew 296 Management), the Owners may require the replacement, at their own expense, at the next reasonable 297 opportunity, of any member of the Crew found on reasonable grounds to be unsuitable for service. If the 298 Managers have failed to fulfil their obligations in providing suitable qualified Crew within the meaning of Sub- 299 clause 5(a) (Crew Management), then such replacement shall be at the Managers’ expense. 300 16. Managers’ Right to Sub-Contract 301 Save as provided herein, The Managers shall not subcontract any of their obligations hereunder without the prior 302 written consent of the Owners which shall not be unreasonably withheld. The Owners consent to the subcontract of (a) the chartering 303 services to Scorpio UK Limited of 32 Dover Street, London W1S 4NE and Scorpio USA LLC of 2711 Centerville Road, Suite 400, Wilmington Delaware, 19808 County of New Castle; COPY and (b) post-fixture operations to Scorpio Marine Management (India) Pvt Ltd, of A/301 Delphi, Hiranandany Business Park, Powai, Mumbai, 400076, Maharashtra, India. In the event of such a sub-contract the Managers shall remain fully liable for the due performance of their obligations under this Agreement. 304 17. Responsibilities 305 (a) Force Majeure 306 Neither party shall be liable for any loss, damage or delay due to any of the following force majeure events 307 and/or conditions to the extent that the party invoking force majeure is prevented or hindered from 308 performing any or all of their obligations under this Agreement, provided they have made all 309 reasonable efforts to avoid, minimize or prevent the effect of such events and/or conditions: 310 (i) acts of God; 311 (ii) any Government requisition, control, intervention, requirement or interference; 312 (iii) any circumstances arising out of war, threatened act of war or warlike operations, acts of terrorism, 313 sabotage or piracy, or the consequences thereof; 314 (iv) riots, civil commotion, blockades or embargoes; 315 (v) epidemics; WORKING 316 (vi) earthquakes, landslides, floods or other extraordinary weather conditions; 317 (vii) strikes, lockouts or other industrial action, unless limited to the employees (which shall not include the 318 Crew) of the party seeking to invoke force majeure; 319 (viii) fire, accident, explosion except where caused by negligence of the party seeking to invoke force majeure; 320 and 321 (ix) any other similar cause beyond the reasonable control of either party. 322 (b) Liability to Owners 323 (i) Without prejudice to Sub-clause 17(a), the Managers shall be under no liability whatsoever to the Owners 324 for any loss, damage, delay or expense of whatsoever nature, whether direct or indirect, (including but 325 not limited to loss of profit arising out of or in connection with detention of or delay to the Vessel) and 326 howsoever arising in the course of performance of the Management Services UNLESS same is proved 327 to have resulted solely from the negligence, gross negligence or wilful default of the Managers or their 328 employees or agents, or sub-contractors employed by them in connection with the Vessel, in which case 329 (save where loss, damage, delay or expense has resulted from the Managers’ personal act or omission 330 committed with the intent to cause same or recklessly and with knowledge that such loss, damage, 331 delay or expense would probably result) the Managers’ liability for each incident or series of incidents 332 11

PART II SHIPMAN 2009 Standard ship management agreement giving rise to a claim or claims shall never exceed a total of ten (10) times the annual management fee as per Clause 333 12(a)(i) payable hereunder. 334 (ii) Acts or omissions of the Crew—Notwithstanding anything that may appear to the contrary in this 335 Agreement, the Managers shall not be liable for any acts or omissions of the Crew, even if such acts 336 or omissions are negligent, grossly negligent or wilful, except only to the extent that they are shown to 337 have resulted from a failure by the Managers to discharge their obligations under Clause 5(a) (Crew 338 Management), in which case their liability shall be limited in accordance with the terms of this Clause 339 17 (Responsibilities). 340 (c) Indemnity 341 Except to the extent and solely for the amount therein set out that the Managers would be liable under 342 Sub-clause 17(b), the Owners hereby undertake to keep the Managers and their employees, 343 agents and sub-contractors indemnified and to hold them harmless against all actions, proceedings, claims, 344 demands or liabilities whatsoever or howsoever arising which may be brought against them or incurred or 345 suffered by them arising out of or in connection with the performance of this Agreement, and against and in 346 respect of all costs, loss, damages and expenses (including legal costs and expenses on a full indemnity 347 basis) which the Managers may suffer or incur (either directly or indirectly) in the course of the performance 348 of this Agreement. COPY 349 (d) “Himalaya” 350 It is hereby expressly agreed that no employee or agent of the Managers (including every 351 sub-contractor from time to time employed by the Managers) shall in any circumstances whatsoever be 352 under any liability whatsoever to the Owners for any loss, damage or delay of whatsoever kind arising or 353 resulting directly or indirectly from any act, neglect or default on his part while acting in the course of or in 354 connection with his employment and, without prejudice to the generality of the foregoing provisions in this 355 Clause 17 (Responsibilities), every exemption, limitation, condition and liberty herein contained and every 356 right, exemption from liability, defence and immunity of whatsoever nature applicable to the Managers or to 357 which the Managers are entitled hereunder shall also be available and shall extend to protect every such 358 employee or agent of the Managers acting as aforesaid and for the purpose of all the foregoing provisions 359 of this Clause 17 (Responsibilities) the Managers are or shall be deemed to be acting as agent or trustee 360 on behalf of and for the benefit of all persons who are or might be their servants or agents from time to time 361 (including sub-contractors as aforesaid) and all such persons shall to this extent be or be deemed to be 362 parties to this Agreement. 363 18. General Administration 364 (a) The Managers shall keep the Owners and, if appropriate, the Company informed in a timely manner of 365 any incident WORKING of which the Managers become aware which gives or may give rise to delay to the Vessel or 366 claims or disputes involving third parties and which individually are reasonably estimated to be in excess of 367 US$15,000. (b) The Managers shall handle and settle all claims and disputes arising out of the Management Services 368 hereunder, unless the Owners instruct the Managers otherwise. The Managers shall keep the Owners 369 appropriately informed in a timely manner throughout the handling of such claims and disputes. 370 (c) The Owners may request the Managers to bring or defend other actions, suits or proceedings related 371 to the Management Services, on terms to be agreed and subject to the provisions of clause 18(a) and 18(b). 372 (d) The Managers shall have power to obtain appropriate legal or technical or other outside expert advice in 373 relation to the handling and settlement of claims in relation to Sub-clauses 18(a) and 18(b) and disputes and 374 any other matters affecting the interests of the Owners in respect of the Vessel, save Managers should obtain 375 Owners approval prior to taking any action if time permits and unless the Owners instruct the Managers otherwise. 376 (e) On giving reasonable notice, the Owners may request, and the Managers shall in a timely manner make 377 available, all documentation, information and records in respect of the matters covered by this Agreement and in 378 respect of the Management Services. either related to mandatory rules or regulations or other obligations applying to the Owners in respect of 379 the Vessel (including but not limited to STCW 95, the ISM Code and ISPS Code) to the extent permitted by 380 relevant legislation. 381 12

PART II SHIPMAN 2009 Standard ship management agreement On giving reasonable notice, the Managers may request, and the Owners shall in a timely manner make 382 available, all documentation, information and records reasonably required by the Managers to enable them 383 to perform the Management Services. 384 (f) The Owners shall arrange for the provision of any necessary guarantee bond or other security. 385 (g) Any costs incurred by the Managers in carrying out their obligations according to this Clause 18 (General 386 Administration) shall be reimbursed by the Owners. 387 19. Inspection of Vessel 388 The Owners may at any time after giving reasonable notice to the Managers inspect the Vessel for any reason 389 they consider necessary. 390 20. Compliance with Laws and Regulations 391 The parties will not do or permit to be done anything which might cause any breach or infringement of the 392 laws and regulations of the Flag State, or of the places where the Vessel trades. 393 21. Duration of the Agreement 394 (a) This Agreement shall come into effect at the date stated in Box 2 and shall continue until terminated by 395 either party by giving notice to the other; in which event this Agreement shall terminate upon the expiration 396 of the later of the number of months stated in Box 18 or a period ofCOPY two (2) twenty-four (24) months from the date on 397 which such notice is received, unless terminated earlier in accordance with Clause 22 (Termination). 398 (b) Where the Vessel is not at a mutually convenient port or place on the expiry of such period, this Agreement 399 shall terminate on the subsequent arrival of the Vessel at the next mutually convenient port or place. 400 22. Termination 401 (a) Owners’ or Managers’ default 402 If either party fails to meet their obligations under this Agreement, the other party may give notice to the 403 party in default requiring them to remedy it. In the event that the party in default fails to remedy it within a 404 reasonable time to the reasonable satisfaction of the other party, that party shall be entitled to terminate this 405 Agreement with immediate effect by giving notice to the party in default. 406 If the Managers are convicted of, or admits guilt for, a crime, then the Owners shall be entitled to terminate the Agreement with immediate effect by notice in writing. (b) Notwithstanding Sub-clause 22(a): 407 (i) The Managers shall be entitled to terminate the Agreement with immediate effect by giving notice to the 408 Owners if any monies payable by the Owners and/or the owners of any associated vessel, details of 409 which are listed WORKING in Annex “D”, shall not have been received in the Managers’ nominated account within 410 ten days (10) of receipt by the Owners of the Managers’ written request, or if the Vessel is repossessed by 411 the Mortgagee(s). 412 (ii) If the Owners proceed with the employment of or continue to employ the Vessel in the carriage of 413 contraband, blockade running, or in an unlawful trade, or on a voyage which in the reasonable opinion 414 of the Managers is unduly hazardous or improper, the Managers may give notice of the default to the 415 Owners, requiring them to remedy it as soon as practically possible. In the event that the Owners fail to 416 remedy it within a reasonable time to the satisfaction of the Managers, the Managers shall be entitled 417 to terminate the Agreement with immediate effect by notice. 418 (iii) If either party fails to meet their respective obligations under Sub-clause 5(b) (Crew Insurances) and 419 Clause 10 (Insurance Policies), the other party may give notice to the party in default requiring them to 420 remedy it within ten (10) days, failing which the other party may terminate this Agreement with immediate 421 effect by giving notice to the party in default. 422 (c) Extraordinary Termination 423 This Agreement shall be deemed to be terminated in the case of the sale of the Vessel (“ET1”) or, if the Vessel 424 becomes a total loss or is declared as a constructive or compromised or arranged total loss or is requisitioned 425 or has been declared missing or is bareboat chartered for a period of less than three (3) years, when the 426 bareboat charter comes to an end (“ET2”) or, if bareboat chartered for a period of three (3) years or more, unless otherwise agreed, when the bareboat charter 13

PART II SHIPMAN 2009 Standard ship management agreement comes to an end (“ET3”) or she is not delivered to the Owners within 100 days of the Effective Date (“ET4”). 427 (d) For the purpose of Sub-clause 22(c) hereof: 428 (i) the date upon which the Vessel is to be treated as having been sold or otherwise disposed of shall be 429 the date on which the Vessel’s owners cease to be the registered owners of the Vessel; 430 (ii) the Vessel shall be deemed to be lost either when it has become an actual total loss or agreement has 431 been reached with the Vessel’s underwriters in respect of its constructive total loss or if such agreement 432 with the Vessel’s underwriters is not reached it is adjudged by a competent tribunal that a constructive 433 loss of the Vessel has occurred; and 434 (iii) the date upon which the Vessel is to be treated as declared missing shall be ten (10) days after the Vessel 435 was last reported or when the Vessel is recorded as missing by the Vessel’s underwriters, whichever 436 occurs first. A missing vessel shall be deemed lost in accordance with the provisions of Sub-clause 22(d) 437 (ii). 438 (e) In the event the parties fail to agree the annual budget in accordance with Sub-clause 13(b), or to agree 439 a change of flag in accordance with Sub-clause 9(d)(ii), or to agree to a reduction in the Mangement Fee in 440 accordance with Sub-clause 12(d), either party may terminate this Agreement by giving the other party not 441 less than one month’s notice, the result of which will be the expiry of COPY the Agreement at the end of the current 442 budget period or on expiry of the notice period, whichever is the later. 443 (f) This Agreement shall terminate forthwith in the event of an order being made or resolution passed 444 for the winding up, dissolution, liquidation or bankruptcy of either party (otherwise than for the purpose of 445 reconstruction or amalgamation) or if a receiver or administrator is appointed, or if it suspends payment, 446 ceases to carry on business or makes any special arrangement or composition with its creditors.Either party shall 447 have the right to terminate this Agreement forthwith if the other party: has ceased to trade; suspend payment(s); has an order made or resolution passed for its winding up, dissolution, liquidation or bankruptcy (otherwise than for the purpose of solvent reconstruction or amalgamation); has a receiver, administrative receiver, administrator or other similar official appointed over all or substantially all of its assets or undertakings; has a secured party take possession of all or substantially all its assets; has become insolvent or gone into liquidation (unless such liquidation is for the purpose of a solvent reconstruction or amalgamation); makes a general assignement, arrangement or composition with or for the benefit of its creditors; is unable to pay its debts as they become due; causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in the foregoing text; or, takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts. (g) In the event of the termination of this Agreement for an ET 2 event or for any reason other than default by the 448 Managers and an ET1, ET 3 and ET 4 event the management WORKING fee payable to the Managers according to the provisions of Clause 12 (Management Fee and 449 Expenses), shall continue to be payable for a further period of the number of months stated in Box 19 as 450 from the effective date of termination. If Box 19 is left blank then ninety (90) days shall apply. 451 (h) In the event of this Agreement being terminated for an ET1, ET 3 or ET 4 event the management fee payable to the Managers according to the provisions of Clause 12 (Management Fee and Expenses) shall continue to be payable for a further period of twenty-four (24) months. In respect of the above, the amounts which make up the flat management fee as set out at Clause 12(a)(i) and 12(a) (ii) shall be accellerated and immediately payable in one lump sum on the effective date of termination. In respect of the amounts which make up the Commission as set out at Clause 12(a)(ii) this shall be calculated so that Commission is deemed payable for a further twenty-four months (“Remaining Period”). Therefore any Commission amounts which have accrued due or been agreed shall remain payable. For any part of the Remaining Period where no actual Commission has accrued or is due, the amount of the Commission due under this clause shall be calculated on the basis of the Scorpio pool result for this type of vessel or if this is not available for any reason, the average of three (3) Approved Brokers assessment based on the previous quarter. Provided always that in relation to an ET4 event, no termination sum shall fall due hereunder where the Owner is required to pay an Early Termination Fee as described in the Master Agreement. (h) In addition, where the Managers provide Crew for the Vessel in accordance with Clause 5(a) (Crew 452 14

PART II SHIPMAN 2009 Standard ship management agreement Management): 453 (i) the Owners shall continue to pay Crew Support Costs during the said further period of the number of 454 months stated in Box 19; and 455 (ii) the Owners shall pay an equitable proportion of any Severance Costs which may be incurred, not 456 exceeding the amount stated in Box 20. The Managers shall use their reasonable endeavours to minimise 457 such Severance Costs. 458 (i) On the termination, for whatever reason, of this Agreement, the Managers shall release to the Owners, 459 if so requested, the originals where possible, or otherwise certified copies, of all accounts and all documents 460 specifically relating to the Vessel and its operation. 461 (j) The termination of this Agreement shall be without prejudice to all rights accrued due between the parties 462 prior to the date of termination. 463 23. BIMCO Dispute Resolution Clause 464 (a) This Agreement shall be governed by and construed in accordance with English law and any dispute 465 arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with 466 the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary 467 to give effect to the provisions of this Clause. COPY 468 The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) 469 Terms current at the time when the arbitration proceedings are commenced. 470 The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its 471 arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint 472 its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole 473 arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 474 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so 475 within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any 476 further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party 477 accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by 478 agreement. 479 Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the 480 appointment of a sole arbitrator. 481 In cases where neither the claim nor any counterclaim exceeds the sum of USD50,000 (or such other sum 482 as the parties WORKING may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims 483 Procedure current at the time when the arbitration proceedings are commenced. 484 (b) This Agreement shall be governed by and construed in accordance with Title 9 of the United States Code 485 and the Maritime Law of the United States and any dispute arising out of or in connection with this Agreement 486 shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the 487 third by the two so chosen; their decision or that of any two of them shall be final, and for the purposes of 488 enforcing any award, judgment may be entered on an award by any court of competent jurisdiction. The 489 proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc. 490 In cases where neither the claim nor any counterclaim exceeds the sum of USD50,000 (or such other sum 491 as the parties may agree) the arbitration shall be conducted in accordance with the Shortened Arbitration 492 Procedure of the Society of Maritime Arbitrators, Inc. current at the time when the arbitration proceedings 493 are commenced. 494 (c) This Agreement shall be governed by and construed in accordance with the laws of the place mutually 495 agreed by the parties and any dispute arising out of or in connection with this Agreement shall be referred 496 to arbitration at a mutually agreed place, subject to the procedures applicable there. 497 (d) Notwithstanding Sub-clauses 23(a), 23(b) or 23(c) above, the parties may agree at any time to refer to 498 mediation any difference and/or dispute arising out of or in connection with this Agreement. 499 (i) In the case of a dispute in respect of which arbitration has been commenced under Sub-clauses 23(a), 500 15

PART II SHIPMAN 2009 Standard ship management agreement 23(b) or 23(c) above, the following shall apply: 501 (ii) Either party may at any time and from time to time elect to refer the dispute or part of the dispute to 502 mediation by service on the other party of a written notice (the “Mediation Notice”) calling on the other 503 party to agree to mediation. 504 (iii) The other party shall thereupon within 14 calendar days of receipt of the Mediation Notice confirm that 505 they agree to mediation, in which case the parties shall thereafter agree a mediator within a further 14 506 calendar days, failing which on the application of either party a mediator will be appointed promptly by 507 the Arbitration Tribunal (“the Tribunal”) or such person as the Tribunal may designate for that purpose. 508 The mediation shall be conducted in such place and in accordance with such procedure and on such 509 terms as the parties may agree or, in the event of disagreement, as may be set by the mediator. 510 (iv) If the other party does not agree to mediate, that fact may be brought to the attention of the Tribunal 511 and may be taken into account by the Tribunal when allocating the costs of the arbitration as between 512 the parties. 513 (v) The mediation shall not affect the right of either party to seek such relief or take such steps as it considers 514 necessary to protect its interest. 515 (vi) Either party may advise the Tribunal that they have agreed toCOPY mediation. The arbitration procedure shall 516 continue during the conduct of the mediation but the Tribunal may take the mediation timetable into 517 account when setting the timetable for steps in the arbitration. 518 (vii) Unless otherwise agreed or specified in the mediation terms, each party shall bear its own costs incurred 519 in the mediation and the parties shall share equally the mediator’s costs and expenses. 520 (viii) The mediation process shall be without prejudice and confidential and no information or documents 521 disclosed during it shall be revealed to the Tribunal except to the extent that they are disclosable under 522 the law and procedure governing the arbitration. 523 (Note: The parties should be aware that the mediation process may not necessarily interrupt time limits.) 524 (e) If Box 21 in Part I is not appropriately filled in, Sub-clause 23(a) of this Clause shall apply. 525 Note: Sub-clauses 23(a), 23(b) and 23(c) are alternatives; indicate alternative agreed in Box 21. Sub-clause 526 23(d) shall apply in all cases. 527 24. Notices 528 (a) All notices given by either party or their agents to the other party or their agents in accordance with the 529 provisions WORKING of this Agreement shall be in writing and shall, unless specifically provided in this Agreement to 530 the contrary, be sent to the address for that other party as set out in Boxes 22 and 23 or as appropriate or 531 to such other address as the other party may designate in writing. 532 A notice may be sent by registered or recorded mail, facsimile, electronically or delivered by hand in accordance 533 with this Sub-clause 24(a). 534 (b) Any notice given under this Agreement shall take effect on receipt by the other party and shall be deemed 535 to have been received: 536 (i) if posted, on the seventh (7th) day after posting; 537 (ii) if sent by facsimile or electronically, on the day of transmission; and 538 (iii) if delivered by hand, on the day of delivery. 539 And in each case proof of posting, handing in or transmission shall be proof that notice has been given, 540 unless proven to the contrary. 541 25. Entire Agreement 542 This Agreement constitutes the entire agreement between the parties and no promise, undertaking, 543 representation, warranty or statement by either party prior to the date stated in Box 2 shall affect this 544 Agreement. Any modification of this Agreement shall not be of any effect unless in writing signed by or on 545 16

PART II SHIPMAN 2009 Standard ship management agreement behalf of the parties. 546 26. Third Party Rights 547 Except to the extent provided in Sub-clauses 17(c) (Indemnity) and 17(d) (Himalaya), no third parties may 548 enforce any term of this Agreement. 549 27. Partial Validity 550 If any provision of this Agreement is or becomes or is held by any arbitrator or other competent body to be 551 illegal, invalid or unenforceable in any respect under any law or jurisdiction, the provision shall be deemed 552 to be amended to the extent necessary to avoid such illegality, invalidity or unenforceability, or, if such 553 amendment is not possible, the provision shall be deemed to be deleted from this Agreement to the extent 554 of such illegality, invalidity or unenforceability, and the remaining provisions shall continue in full force and 555 effect and shall not in any way be affected or impaired thereby. 556 28. Interpretation 557 In this Agreement: 558 (a) Singular/Plural 559 The singular includes the plural and vice versa as the context admits or requires. 560 (b) Headings COPY 561 The index and headings to the clauses and appendices to this Agreement are for convenience only and shall not affect 562 its construction or interpretation. 563 (c) Day 564 “Day” means a calendar day unless expressly stated to the contrary. 565 Any additional clauses attached hereto together with the Confirmation, any subsequent addenda, schedules, appendicies or otherwise, shall be construed as an integral part of this Agreement and shall be interpreted accordingly. WORKING 17

Annex II

Printed by BIMCO's idea

InterManager

BIMCO

SHIPMAN 2009

STANDARD SHIP MANAGEMENT AGREEMENT

PART I

1. Place and date of Agreement	2. Date of commencement of Agreement (Cls. 2, 12, 21 and 25) As per confirmation
3. Owners (name, place of registered office and law of registry) (Cl. 1) (i) Name: (ii) Place of registered office: **Ajeltake Road,Ajeltake Island,Majuro, MH96960, Marshall Islands** (iii) Law of registry: **Marshall Islands** **Guaranteed by Scorpio Bulkers Inc. Trust Company Complex, Ajeltake Road, Ajeltake Islands, Majuro, Marshall Islands, 96960 (Guarantor)**	4. Managers (name, place of registered office and law of registry) (Cl. 1) (i) Name: **Scorpio Ship Management sam** (ii) Place of registered office: **9 Boulevard Charles III, 98000 Monaco - MC** (iii) Law of registry: **Monaco**
5. The Company (with reference to the ISM/ISPS Codes) (state name and IMO Unique Company Identification number. If the Company is a third party then also state registered office and principal place of business) (Cls. 1 and 9(c)(i)) (i) Name: **Scorpio Ship Management sam** (ii) IMO Unique Company Identification number: **0631141** (iii) Place of registered office: **9 Boulevard Charles III, 98000 Monaco - MC** (iv) Principal place of business: **Monaco**	6. Technical Management (state "yes" or "no" as agreed) (Cl. 4) **yes** 7. Crew Management (state "yes" or "no" as agreed) (Cl. 5(a)) **yes** 8. Commercial Management (state "yes" or "no" as agreed) (Cl. 6) **no**
9. Chartering Services period (only to be filled in if "yes" stated in Box 8) (Cl.6(a)) **no**	10. Crew Insurance arrangements (state "yes" or "no" as agreed) (i) Crew Insurances* (Cl. 5(b)): **within owner cover as per 10(a)(ii)** (ii) Insurance for persons proceeding to sea onboard (Cl. 5(b)(i)): **within owner cover as per 10(a)(ii)** *only to apply if Crew Management (Cl. 5(a)) agreed (see Box 7)
11. Insurance arrangements (state "yes" or "no" as agreed) (Cl. 7) **yes**	12. Optional insurances (state optional insurance(s) as agreed, such as piracy, kidnap and ransom, loss of hire and FD & D) (Cl. 10(a)(iv)) **FD&D, Kidnap and Ransom while transiting extended GOA**
13. Interest (state rate of interest to apply after due date to outstanding sums) (Cl. 9(a)) **1% per month**	14. Annual management fee (state annual amount) (Cl. 12(a)) **200,000 USD**
15. Manager's nominated account (Cl.12(a)) **Beneficiary: SCORPIO SHIP MANAGEMENT** **I.B.A.N. : NL55ABNA0242251153** **A/C no. : 24 22 51 153** **Bank: ABN AMBRO** **Rotterdam _ The Netherlands** **Bank's Swift Code: ABNANL2A** **THROUGH: The Wells Fargo Bank N.A.** **(IF NEEDED) NEW YORK** **BANK SWIFT CODE PNBPUS3NNYC**	16. Daily rate (state rate for days in excess of those agreed in budget) (Cl. 12(c)) **400 USD in excess of 20 days per year travel included** 17. Lay-up period / number of months (Cl.12(d)) **2 months**
18. Minimum contract period (state number of months) (Cl. 21(a)) **See Clause 21(a)** ~~None~~	19. Management fee on termination (state number of months to apply) (Cl. 22(g)) **3 (three) months but see also Clause 22(g)**

Approved by the International Ship Managers' Association

First published 1988. Revised 1998 and 2009

Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org

Copyright, published by BIMCO

Continued

This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Printed by BIMCO's idea

SHIPMAN 2009
Standard ship management agreement
PART 1

(Continued)

20. Severance Costs (state maximum amount) (Cl. 22(h)(ii)) 80,000 USD	21. Dispute Resolution (state alternative Cl. 23(a), 23(b) or 23(c); if Cl. 23(c) place of arbitration must be stated) (Cl. 23) 23(a)
22. Notices (state full style contact details for serving notice and communication to the Owners) (Cl. 24) As per confirmation	23. Notices (state full style contact details for serving notice and communication to the Managers) (Cl. 24) Scorpio Ship Management sam 9 Boulevard Charles III, 98000-Monaco-MC tel +377 97985700 email fbellusci@scorpio.mc

It is mutually agreed between the party stated in Box 3 and the party stated in Box 4 that this Agreement consisting of PART I and PART II as well as Annexes "A" (Details of Vessel or Vessels), "B" (Details of Crew), "C" (Budget), "D" (Associated Vessels) and "E" (Fee Schedule) attached hereto, shall be performed subject to the conditions contained herein. In the event of a conflict of conditions, the provisions of PART I and Annexes "A", "B", "C", "D" and "E" shall prevail over those of PART II to the extent of such conflict but no further.

Signature(s) (Owners)	Signature(s) (Managers) Francesco Bellusci Administrateur Delegue
Signature(s) (Guarantor)	

InterManager

Approved by the International Ship Managers' Association

First published 1988. Revised 1998 and 2009

Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org

Copyright, published by BIMCO

Printed by BIMCO’s idea ANNEX “A” (DETAILS OF VESSEL OR VESSELS) TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT CODE NAME: SHIPMAN 2009 Date of Agreement: Association Name of Vessel(s): Particulars of Vessel(s): Managers’ As per confirmation Ship International COPY the by Approved 2009 and 1998 Revised WORKING 1988. published First www.bimco.org BIMCO at from available are 2009 SHIPMAN for Notes Explanatory BIMCO by published Copyright, Continued This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Printed by BIMCO’s idea ANNEX “B” (DETAILS OF CREW) TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT CODE NAME: SHIPMAN 2009 Date of Agreement: Association Details of Crew: Numbers Rank Nationality Managers’ Ship International COPY the by Approved 2009 and 1998 Revised WORKING 1988. published First www.bimco.org BIMCO at from available are 2009 SHIPMAN for Notes Explanatory BIMCO by published Copyright, Continued This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Printed by BIMCO’s idea ANNEX “C” (BUDGET) TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT CODE NAME: SHIPMAN 2009 Date of Agreement: Managers’ initial budget with effect from the commencement date of this Agreement (see Box 2): Association Managers’ Ship International COPY the by Approved 2009 and 1998 Revised WORKING 1988. published First www.bimco.org BIMCO at from available are 2009 SHIPMAN for Notes Explanatory BIMCO by published Copyright, Continued This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Printed by BIMCO’s idea ANNEX “D” (ASSOCIATED VESSELS) TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT CODE NAME: SHIPMAN 2009 NOTE: PARTIES SHOULD BE AWARE THAT BY COMPLETING THIS ANNEX “D” THEY WILL BE SUBJECT TO THE PROVISIONS OF SUB-CLAUSE 22(b)(i) OF THIS AGREEMENT. Association Date of Agreement: Managers’ Details of Associated Vessels: Ship International COPY the by Approved 2009 and 1998 Revised WORKING 1988. published First www.bimco.org BIMCO at from available are 2009 SHIPMAN for Notes Explanatory BIMCO by published Copyright, Continued This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Printed by BIMCO’s idea ANNEX “E” (FEE SCHEDULE) TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT CODE NAME: SHIPMAN 2009 Association Managers’ Ship International COPY the by Approved 2009 and 1998 Revised WORKING 1988. published First www.bimco.org BIMCO at from available are 2009 SHIPMAN for Notes Explanatory BIMCO by published Copyright, Continued This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II SHIPMAN 2009 Standard ship management agreement SECTION 1—Basis of the Agreement 1. Definitions and Interpretation 1 In this Agreement Shipman 2009 form (together with the Confirmation, any additional clauses of even date 2 herewith and any Annexes hereto (the “Agreement”) save where the context otherwise requires, the following words and expressions shall have the meanings hereby assigned to them: 3 “Company” (with reference to the ISM Code and the ISPS Code) means the organization identified in Box 5 4 or any replacement organization appointed by the Owners from time to time (see Sub-clauses 9(b)(i) or 9(c) 5 (ii), whichever is applicable). 6 “Crew” means the personnel of the numbers, rank and nationality specified in Annex “B” hereto. 7 “Crew Insurances” means insurance of liabilities in respect of crew risks which shall include but not be limited 8 to death, permanent disability, sickness, injury, repatriation, shipwreck unemployment indemnity and loss 9 of personal effects (see Sub-clause 5(b) (Crew Insurances) and Clause 7 (Insurance Arrangements) and 10 Clause 10 (Insurance Policies) and Boxes 10 and 11). 11 “Crew Support Costs” means all expenses of a general nature which are not particularly referable to any 12 individual vessel for the time being managed by the Managers and which are incurred by the Managers for the 13 purpose of providing an efficient and economic management service and, without prejudice to the generality 14 of the foregoing, shall include the cost of crew standby pay, training schemes for officers and ratings, cadet 15 training schemes, sick pay, study pay, recruitment and interviews as pertain only to the Vessel and her 16 requirements. “Flag State” means the State whose flag the Vessel is flying. 17 “Guarantor” means Scorpio Bulkers Inc. “ISM Code” means the International Management Code for the Safe Operation of Ships and for Pollution 18 Prevention and any amendment thereto or substitution therefor. 19 “ISPS Code” means the International Code for the Security of Ships and Port Facilities and the relevant 20 amendments to Chapter XI of SOLAS and any amendment thereto or substitution therefor. 21 “Managers” means the party identified in Box 4. 22 “Management Services” means the services specified in SECTION 2—Services (Clauses 4 through 7) as 23 indicated affirmatively in Boxes 6 through 8, 10 and 11, and all other functions performed by the Managers 24 under the terms of this Agreement. 25 “Master Agreement” means the deed of Master Agreement effective as of 27 September 2013 entered into by and between the Guarantor, the Guarantor on behalf of any existing and future wholly owned subsidiaries, Scorpio Commercial Management S.A.M and the Managers. “Owners” means the party identified in Box 3. 26 “Severance Costs” means the costs which are legally required to be paid to the Crew as a result of the early 27 termination of any contracts for service on the Vessel. 28 “SMS” means the Safety Management System (as defined by the ISM Code). 29 “STCW 95” means the International Convention on Standards of Training, Certification and Watchkeeping 30 for Seafarers, 1978, as amended in 1995 and any amendment thereto or substitution therefor. 31 “Vessel” means the vessel or vessels details of which are set out in Annex “A” attached hereto. 32 Interpretation: the Managers, Owners and Guarantor acknowledge and agree that in the event of any inconsistency between the provisions of the Master Agreement and this Agreement: (i) prior to and including 1

PART II SHIPMAN 2009 Standard ship management agreement the Effective Date the provisions of the Master Agreement shall prevail; and (ii) after the Effective Date the provisions of this Agreement shall prevail. 2. Commencement and Appointment 33 With effect from the date stated in Box 2 for the commencement of the Management Services and continuing 34 unless and until terminated as provided herein, the Owners hereby appoint the Managers and the Managers 35 hereby agree to act as the Managers of the Vessel in respect of the Management Services. 36 3. Authority of the Managers 37 Subject to the terms and conditions herein provided, during the period of this Agreement the Managers shall 38 carry out the Management Services in respect of the Vessel as agents for and on behalf of the Owners. The 39 Managers shall have authority to take such actions as they may from time to time in their absolute discretion 40 consider to be necessary to enable them to perform the Management Services in accordance with sound 41 ship management practice, including but not limited to compliance with all relevant rules and regulations. 42 WORKING 2

PART II SHIPMAN 2009 Standard ship management agreement SECTION 2—Services 4. Technical Management 43 (only applicable if agreed according to Box 6). 44 The Managers shall provide technical management which includes, but is not limited to, the following 45 services: 46 (a) ensuring that the Vessel complies with the requirements of the law of the Flag State; 47 (b) ensuring compliance with the ISM Code; 48 (c)ensuring compliance with the ISPS Code; 49 (d)providing competent personnel to supervise the maintenance and general efficiency of the Vessel; 50 (e) arranging and supervising dry dockings, repairs, alterations and the maintenance of the Vessel to the 51 standards agreed with the Owners provided that the Managers shall be entitled to incur the necessary 52 expenditure to ensure that the Vessel will comply with all requirements and recommendations of the 53 classification society, and with the law of the Flag State and of the places where the Vessel is required to 54 Trade; 55 (f)arranging the supply of necessary stores, spares and lubricating oil; 56 (g) appointing surveyors and technical consultants as the Managers may consider from time to time to be 57 necessary; 58 (h) in accordance with the Owners’ instructions, supervising the sale and physical delivery of the Vessel 59 under the sale agreement. However services under this Sub-clause 4(h) shall not include negotiation of the 60 sale agreement or transfer of ownership of the Vessel; 61 (i)arranging for the supply of provisions unless provided by the Owners; and 62 (j) arranging for the sampling and testing of bunkers. 63 5. Crew Management and Crew Insurances 64 (a) Crew Management 65 (only applicable if agreed according to Box 7) 66 The Managers shall provide suitably qualified Crew who shall comply with the requirements of STCW 95. 67 The provision of such crew management services includes, but is not limited to, the following services: 68 (i)selecting, engaging and providing for the administration of the Crew, including, as applicable, payroll 69 arrangements, pension arrangements, tax, social security contributions and other mandatory dues related 70 to their employment payable in each Crew member’s country of domicile; 71 (ii)ensuring that the applicable requirements of the law of the Flag State in respect of rank, qualification 72 and certification of the Crew and employment regulations, such as Crew’s tax and social insurance, are 73 satisfied; 74 (iii)ensuring that all Crew have passed a medical examination with a qualified doctor certifying that they are 75 fit for the duties for which they are engaged and are in possession of valid medical certificates issued in 76 accordance with appropriate Flag State requirements or such higher standard of medical examination 77 as may be agreed with the Owners. In the absence of applicable Flag State requirements the medical 78 certificate shall be valid at the time when the respective Crew member arrives on board the Vessel and 79 shall be maintained for the duration of the service on board the Vessel; 80 (iv)ensuring that the Crew shall have a common working language and a command of the English language 81 of a sufficient standard to enable them to perform their duties safely; 82 (v)arranging transportation of the Crew, including repatriation; 83 (vi)training of the Crew; 84 3

PART II SHIPMAN 2009 Standard ship management agreement (vii)conducting union negotiations; and 85 (viii) if the Managers are the Company, ensuring that the Crew, on joining the Vessel, are given proper 86 familiarisation with their duties in relation to the Vessel’s SMS and that instructions which are essential 87 to the SMS are identified, documented and given to the Crew prior to sailing. 88 (ix)if the Managers are not the Company: 89 (1) ensuring that the Crew, before joining the Vessel, are given proper familiarisation with their duties 90 in relation to the ISM Code; and 91 (2) instructing the Crew to obey all reasonable orders of the Company in connection with the operation 92 of the SMS. 93 (x)Where Managers are not providing technical management services in accordance with Clause 4 94 (Technical Management): 95 (1) ensuring that no person connected to the provision and the performance of the crew management 96 services shall proceed to sea on board the Vessel without the prior consent of the Owners (such consent 97 not to be unreasonably withheld); and 98 (2)ensuring that in the event that the Owners’ drug and alcohol policy requires measures to be taken 99 prior to the Crew joining the Vessel, implementing such measures; 100 (b) Crew Insurances 101 (only applicable if Sub-clause 5(a) applies and if agreed according to Box 10) 102 The Managers shall throughout the period of this Agreement provide the following services: 103 (i)arranging Crew Insurances in accordance with the best practice of prudent managers of vessels of a 104 similar type to the Vessel, with sound and reputable insurance companies, underwriters or associations. 105 Insurances for any other persons proceeding to sea onboard the Vessel may be separately agreed by 106 the Owners and the Managers (see Box 10); 107 (ii)ensuring that the Owners are aware of the terms, conditions, exceptions and limits of liability of the 108 insurances in Sub-clause 5(b)(i); 109 (iii)ensuring that all premiums or calls in respect of the insurances in Sub-clause 5(b)(i) are paid by their 110 due date; 111 (iv)if obtainable at no additional cost, ensuring that insurances in Sub-clause 5(b)(i) name the Owners as 112 a joint assured with full cover and, unless otherwise agreed, on terms such that Owners shall be under 113 no liability in respect of premiums or calls arising in connection with such insurances. 114 (v)providing written evidence, to the reasonable satisfaction of the Owners, of the Managers’ compliance with 115 their obligations under Sub-clauses 5(b)(ii), and 5(b)(iii) within a reasonable time of the commencement 116 of this Agreement, and of each renewal date and, if specifically requested, of each payment date of the 117 insurances in Sub-clause 5(b)(i). 118 6. Commercial Management 119 (only applicable if agreed according to Box 8). 120 The Managers shall provide the following services for the Vessel in accordance with the Owners’ instructions, 121 which shall include but not be limited to: 122 (a) seeking and negotiating employment for the Vessel and the conclusion (including the execution thereof) 123 of charter parties or other contracts relating to the employment of the Vessel. If such a contract exceeds the 124 period stated in Box 9, consent thereto in writing shall first be obtained from the Owners; 125 (b) arranging for the provision of bunker fuels of the quality specified by the Owners as required for the 126 Vessel’s trade; 127 (c)voyage estimating and accounting and calculation of hire, freights, demurrage and/or despatch monies 128 due from or due to the charterers of the Vessel; assisting in the collection of any sums due to the Owners 129 related to the commercial operation of the Vessel in accordance with Clause 11 (Income Collected and 130 4

PART II SHIPMAN 2009 Standard ship management agreement Expenses Paid on Behalf of Owners); 131 If any of the services under Sub-clauses 6(a), 6(b) and 6(c) are to be excluded from the Management Fee, remuneration 132 for these services must be stated in Annex E (Fee Schedule). See Sub-clause 12(e). 133 (d)issuing voyage instructions; 134 (e)appointing agents; 135 (f)appointing stevedores; and 136 (g)arranging surveys associated with the commercial operation of the Vessel. 137 7. Insurance Arrangements 138 (only applicable if agreed according to Box 11). 139 The Managers shall arrange insurances in accordance with Clause 10 (Insurance Policies), on such terms as 140 the Owners shall have instructed or agreed, in particular regarding conditions, insured values, deductibles, 141 franchises and limits of liability. 142 WORKING 5

PART II SHIPMAN 2009 Standard ship management agreement SECTION 3—Obligations 8. Managers’ Obligations 143 (a)The Managers undertake to use their best endeavours to provide the Management Services as agents 144 for and on behalf of the Owners in accordance with sound ship management practice and to protect and 145 promote the interests of the Owners in all matters relating to the provision of services hereunder. 146 Provided however, that in the performance of their management responsibilities under this Agreement, the 147 Managers shall be entitled to have regard to their overall responsibility in relation to all vessels as may from 148 time to time be entrusted to their management and in particular, but without prejudice to the generality of 149 the foregoing, the Managers shall be entitled to allocate available supplies, manpower and services in such 150 manner as in the prevailing circumstances the Managers in their absolute discretion consider to be fair and 151 reasonable. 152 (b)Where the Managers are providing technical management services in accordance with Clause 4 (Technical 153 Management), they shall procure that the requirements of the Flag State are satisfied and they shall agree 154 to be appointed as the Company, assuming the responsibility for the operation of the Vessel and taking over 155 the duties and responsibilities imposed by the ISM Code and the ISPS Code, if applicable. 156 9. Owners’ Obligations 157 (a)The Owners shall pay all sums due to the Managers punctually in accordance with the terms of this 158 Agreement. In the event of payment after the due date of any outstanding sums the Manager shall be entitled 159 to charge interest at the rate stated in Box 13. 160 (b) Where the Managers are providing technical management services in accordance with Clause 4 (Technical 161 Management), the Owners shall: 162 (i)report (or where the Owners are not the registered owners of the Vessel procure that the registered 163 owners report) to the Flag State administration the details of the Managers as the Company as required 164 to comply with the ISM and ISPS Codes; 165 (ii)procure that any officers and ratings supplied by them or on their behalf comply with the requirements 166 of STCW 95; and 167 (iii)instruct such officers and ratings to obey all reasonable orders of the Managers (in their capacity as the 168 Company) in connection with the operation of the Managers’ safety management system. 169 (c) Where the Managers are not providing technical management services in accordance with Clause 4 170 (Technical Management), the Owners shall: 171 (i)procure that the requirements of the Flag State are satisfied and notify the Managers upon execution of 172 this Agreement of the name and contact details of the organization that will be the Company by completing 173 Box 5; 174 (ii)if the Company changes at any time during this Agreement, notify the Managers in a timely manner of 175 the name and contact details of the new organization; 176 (iii)procure that the details of the Company, including any change thereof, are reported to the Flag State 177 administration as required to comply with the ISM and ISPS Codes. The Owners shall advise the Managers 178 in a timely manner when the Flag State administration has approved the Company; and 179 (iv)unless otherwise agreed, arrange for the supply of provisions at their own expense. 180 (d)Where the Managers are providing crew management services in accordance with Sub-clause 5(a) the 181 Owners shall: 182 (i)inform the Managers prior to ordering the Vessel to any excluded or additional premium area under 183 any of the Owners’ Insurances by reason of war risks and/or piracy or like perils and pay whatever 184 additional costs may properly be incurred by the Managers as a consequence of such orders including, 185 if necessary, the costs of replacing any member of the Crew. Any delays resulting from negotiation 186 with or replacement of any member of the Crew as a result of the Vessel being ordered to such an area 187 6

PART II SHIPMAN 2009 Standard ship management agreement shall be for the Owners’ account. Should the Vessel be within an area which becomes an excluded or 188 additional premium area the above provisions relating to cost and delay shall apply; 189 (ii)agree with the Managers prior to any change of flag of the Vessel and pay whatever additional costs 190 may properly be incurred by the Managers as a consequence of such change. If agreement cannot be 191 reached then either party may terminate this Agreement in accordance with Sub-clause 22(e); and 192 (iii)provide, at no cost to the Managers, in accordance with the requirements of the law of the Flag State, 193 or higher standard, as mutually agreed, adequate Crew accommodation and living standards. 194 (e) Where the Managers are not the Company, the Owners shall ensure that Crew are properly familiarised 195 with their duties in accordance with the Vessel’s SMS and that instructions which are essential to the SMS 196 are identified, documented and given to the Crew prior to sailing. 197 WORKING 7

PART II SHIPMAN 2009 Standard ship management agreement SECTION 4—Insurance, Budgets, Income, Expenses and Fees 10. Insurance Policies 198 The Owners shall procure, whether by instructing the Managers under Clause 7 (Insurance Arrangements) 199 or otherwise, that throughout the period of this Agreement: 200 (a)at the Owners’ expense, the Vessel is insured for not less than its sound market value or entered for its 201 full gross tonnage, as the case may be for: 202 (i)hull and machinery marine risks (including but not limited to crew negligence) and excess liabilities; 203 (ii)protection and indemnity risks (including but not limited to pollution risks, diversion expenses and, 204 except to the extent insured separately by the Managers in accordance with Sub-clause 5(b)(i), Crew 205 Insurances; 206 NOTE: If the Managers are not providing crew management services under Sub-clause 5(a) (Crew 207 Management) or have agreed not to provide Crew Insurances separately in accordance with Sub-clause 208 5(b)(i), then such insurances must be included in the protection and indemnity risks cover for the Vessel (see 209 Sub-clause 10(a)(ii) above). 210 (iii)war risks (including but not limited to blocking and trapping, protection and indemnity, terrorism and crew 211 risks); and 212 (iv)such optional insurances as may be agreed (such as piracy, kidnap and ransom, loss of hire and FD & 213 D) (see Box 12) 214 Sub-clauses 10(a)(i) through 10(a)(iv) all in accordance with the best practice of prudent owners of vessels 215 of a similar type to the Vessel, with sound and reputable insurance companies, underwriters or associations 216 (“the Owners’ Insurances”); 217 (b)all premiums and calls on the Owners’ Insurances are paid by their due date; 218 (c)the Owners’ Insurances name the Managers and, subject to underwriters’ agreement, any third party 219 designated by the Managers as a joint assured (or co-assured, as the case may be), with full cover. It is understood 220 that in some cases, such as protection and indemnity, the normal terms for such cover may impose on the Managers and any such third 221 party a liability in respect of premiums or calls arising in connection with the Owners’ Insurances. 222 If obtainable at no additional cost, however, the Owners shall procure such insurances on terms such that 223 neither the Managers nor any such third party shall be under any liability in respect of premiums or calls arising 224 in connection with the Owners’ Insurances. In any event, on termination of this Agreement in accordance 225 with Clause 21 (Duration of the Agreement) and Clause 22 (Termination), the Owners shall procure that the 226 Managers and any third party designated by the Managers as joint assured shall cease to be joint assured 227 and, if reasonably achievable, that they shall be released from any and all liability for premiums and calls 228 that may arise in relation to the period of this Agreement; and 229 (d)written evidence is provided, to the reasonable satisfaction of the Managers, of the Owners’ compliance 230 with their obligations under this Clause 10 within a reasonable time of the commencement of the Agreement, 231 and of each renewal date and, if specifically requested, of each payment date of the Owners’ Insurances. 232 11. Income Collected and Expenses Paid on Behalf of Owners 233 (a)Except as provided in Sub-clause 11(c) all monies collected by the Managers under the terms of this 234 Agreement (other than monies payable by the Owners to the Managers) and any interest thereon shall be 235 held to the credit of the Owners in a separate bank account. 236 (b)All expenses incurred by the Managers under the terms of this Agreement on behalf of the Owners 237 (including expenses as provided in Clause 12(c)) may be debited against the Owners in the account referred to 238 under Sub-clause 11(a) but shall in any event remain payable by the Owners to the Managers on demand. 239 (c)All monies collected by the Managers under Clause 6 (Commercial Management) shall be paid into a 240 8

PART II SHIPMAN 2009 Standard ship management agreement bank account in the name of the Owners or as may be otherwise advised by the Owners in writing. 241 12. Management Fee and Expenses 242 (a)The Owners shall pay to the Managers an annual management fee as stated in Box 14 for their services 243 as Managers under this Agreement, which shall be payable in equal monthly instalments in advance, the first 244 instalment (pro rata if appropriate) being payable on the commencement of this Agreement (see Clause 2 245 (Commencement and Appointment) and Box 2) and subsequent instalments being payable at the beginning 246 of every calendar month. The management fee shall be payable to the Managers’ nominated account stated 247 in Box 15. 248 (b)The management fee shall be subject to an annual review and the proposed fee shall be presented in 249 the annual budget in accordance with Sub-clause 13(a). 250 (c)The Managers shall, at no extra cost to the Owners, provide their own office accommodation, office staff, 251 facilities and stationery. Without limiting the generality of this Clause 12 (Management Fee and Expenses) the 252 Owners shall reimburse the Managers for postage and communication expenses, travelling expenses, and 253 other out of pocket expenses properly incurred by the Managers in pursuance of the Management Services. 254 Any days used by the Managers’ personnel travelling to or from or attending on the Vessel or otherwise used 255 in connection with the Management Services in excess of those agreed in the budget shall be charged at 256 the daily rate stated in Box 16. 257 (d)If the Owners decide to layup the Vessel and such layup lasts for more than the number of months 258 stated in Box 17, an appropriate reduction of the Management Fee for the period exceeding such period 259 until one month before the Vessel is again put into service shall be mutually agreed between the parties. If 260 the Managers are providing crew management services in accordance with Sub-clause 5(a), consequential 261 costs of reduction and reinstatement of the Crew shall be for the Owners’ account. If agreement cannot be 262 reached then either party may terminate this Agreement in accordance with Sub-clause 22(e). 263 (e)Save as otherwise provided in this Agreement, all discounts and commissions obtained by the Managers 264 in the course of the performance of the Management Services shall be credited to the Owners. 265 (f) Payment of the Management Fee and Expenses set out under this Clause 12(a) is fully guaranteed by the Guarantor and the Guarantor as the ultimate parent of the Owner acknowledges that the Management Services, the Managers will provide to the Owners, are due consideration for the giving of this guarantee. 13. Budgets and Management of Funds 266 (a)The Managers’ initial budget is set out in Annex “C” hereto. Subsequent budgets shall be for twelve 267 month periods and shall be prepared by the Managers and presented to the Owners not less than one three 268 months before the end of the budget year. 269 (b)The Owners shall state to the Managers in a timely manner, but in any event within one month of 270 presentation, whether or not they agree to each proposed annual budget. If the Owners do not respond within one 271 month of presentation, the proposed annual budget shall be deemed to be accepted. The parties shall negotiate in good faith and if they fail to agree on the annual budget, including the management fee, either party may terminate 272 this Agreement in accordance with Sub-clause 22(e). 273 (c)Following the agreement of the budget, the Managers shall prepare and present to the Owners their 274 estimate of the working capital requirement for the Vessel and and shall each month request the Owners in writing 275 to pay the funds required to run the Vessel for the ensuing month, including the payment of any unbudgeted, 276 contingency and occasional or extraordinary item of expenditure, such as emergency repair costs, additional insurance premiums, bunkers 277 or provisions. Such funds shall be received by the Managers within ten running days after the receipt by the 278 Owners of the Managers’ written request and shall be held to the credit of the Owners in a separate bank 279 account. 280 (d)The Managers shall at all times maintain and keep true and correct accounts in respect of the Management 281 Services in accordance with the relevant International Financial Reporting Standards or such other standard 282 as the parties may agree, including records of all costs and expenditure incurred, and produce a comparison 283 9

PART II SHIPMAN 2009 Standard ship management agreement between budgeted and actual income and expenditure of the Vessel in such form and at such intervals as 284 shall be mutually agreed. 285 The Managers shall make such accounts available for inspection and auditing by the Owners and/or their 286 representatives in the Managers’ offices or by electronic means, provided reasonable notice is given by the 287 Owners. 288 (e)Notwithstanding anything contained herein, the Managers shall in no circumstances be required to use 289 or commit their own funds to finance the provision of the Management Services. 290 COPY WORKING 10

PART II SHIPMAN 2009 Standard ship management agreement SECTION 5—Legal, General and Duration of Agreement 14. Trading Restrictions 291 If the Managers are providing crew management services in accordance with Sub-clause 5(a) (Crew 292 Management), the Owners will use reasonable efforts to honour any requirement and trading restriction as per 293 contract of employment of the crew provided same do not violate any laws applicable to the Owner.and the Managers will, prior to the commencement of this Agreement, agree on any trading restrictions to the Vessel that may result from the terms and conditions of the Crew’s employment. 294 15. Replacement 295 If the Managers are providing crew management services in accordance with Sub-clause 5(a) (Crew 296 Management), the Owners may require the replacement, at their own expense, at the next reasonable 297 opportunity, of any member of the Crew found on reasonable grounds to be unsuitable for service. If the 298 Managers have failed to fulfil their obligations in providing suitable qualified Crew within the meaning of Sub- 299 clause 5(a) (Crew Management), then such replacement shall be at the Managers’ expense. 300 16. Managers’ Right to Sub-Contract 301 The Managers shall not subcontract any of their obligations hereunder without the prior written consent of 302 the Owners which shall not be unreasonably withheld. In the event of such a sub-contract the Managers 303 shall remain fully liable for the due performance of their obligations under this Agreement. It is understood by and 304 between the Parties, and Owners hereby expressly consent to it, that the Managers may subcontract certain of the services listed in clause 5 to its affiliates Scorpio Crewing Services Pte (“SCS”), Scorpio Marine Management (India) Pvt Ltd (“SMM”) and Zenith Gemi Isletmeciligi Anonim Sirketi (“Zenith”). The Owner hereby expressly authorizes SCS, SMM and Zenith to execute, as agents only for and on behalf of Owners, the employment agreement with each and every seafarer to be embarked on board the Vessel. 17. Responsibilities 305 (a)Force Majeure—Neither party shall be liable for any loss, damage or delay due to any of the following 306 force majeure events and/or conditions to the extent that the party invoking force majeure is prevented or 307 hindered from performing any or all of their obligations under this Agreement, provided they have made all 308 reasonable efforts to avoid, minimize or prevent the effect of such events and/or conditions: 309 (i)acts of God; 310 (ii)any Government requisition, control, intervention, requirement or interference; 311 (iii)any circumstances arising out of war, threatened act of war or warlike operations, acts of terrorism, 312 sabotage or piracy, or the consequences thereof; 313 (iv) riots, civil commotion, blockades or embargoes; 314 (v)epidemics; 315 (vi)earthquakes, landslides, floods or other extraordinary weather conditions; 316 (vii)strikes, lockouts or other industrial action, unless limited to the employees (which shall not include the 317 Crew) of the party seeking to invoke force majeure; 318 (viii) fire, accident, explosion except where caused by negligence of the party seeking to invoke force majeure; 319 and 320 (ix)any other similar cause beyond the reasonable control of either party. 321 (b)Liability to Owners 322 (i)Without prejudice to Sub-clause 17(a), the Managers shall be under no liability whatsoever to the Owners 323 for any loss, damage, delay or expense of whatsoever nature, whether direct or indirect, (including but 324 not limited to loss of profit arising out of or in connection with detention of or delay to the Vessel) and 325 howsoever arising in the course of performance of the Management Services UNLESS same is proved 326 to have resulted solely from the negligence, gross negligence or wilful default of the Managers or their 327 employees or agents, or sub-contractors employed by them in connection with the Vessel, in which case 328 (save where loss, damage, delay or expense has resulted from the Managers’ personal act or omission 329 11

PART II SHIPMAN 2009 Standard ship management agreement committed with the intent to cause same or recklessly and with knowledge that such loss, damage, 330 delay or expense would probably result) the Managers’ liability for each incident or series of incidents 331 giving rise to a claim or claims shall never exceed a total of ten (10) times the annual management fee 332 payable hereunder. 333 (ii)Acts or omissions of the Crew—Notwithstanding anything that may appear to the contrary in this 334 Agreement, the Managers shall not be liable for any acts or omissions of the Crew, even if such acts 335 or omissions are negligent, grossly negligent or wilful, except only to the extent that they are shown to 336 have resulted from a failure by the Managers to discharge their obligations under Clause 5(a) (Crew 337 Management), in which case their liability shall be limited in accordance with the terms of this Clause 338 17 (Responsibilities). 339 (c)Indemnity—Except to the extent and solely for the amount therein set out that the Managers would be 340 liable under Sub-clause 17(b), the Owners hereby undertake to keep the Managers and their employees, 341 agents and sub-contractors indemnified and to hold them harmless against all actions, proceedings, claims, 342 demands or liabilities whatsoever or howsoever arising which may be brought against them or incurred or 343 suffered by them arising out of or in connection with the performance of this Agreement, and against and in 344 respect of all costs, loss, damages and expenses (including legal costs and expenses on a full indemnity 345 basis) which the Managers may suffer or incur (either directly or indirectly) in the course of the performance 346 of this Agreement. 347 (d)“Himalaya” —It is hereby expressly agreed that no employee or agent of the Managers (including every 348 sub-contractor from time to time employed by the Managers) shall in any circumstances whatsoever be 349 under any liability whatsoever to the Owners for any loss, damage or delay of whatsoever kind arising or 350 resulting directly or indirectly from any act, neglect or default on his part while acting in the course of or in 351 connection with his employment and, without prejudice to the generality of the foregoing provisions in this 352 Clause 17 (Responsibilities), every exemption, limitation, condition and liberty herein contained and every 353 right, exemption from liability, defence and immunity of whatsoever nature applicable to the Managers or to 354 which the Managers are entitled hereunder shall also be available and shall extend to protect every such 355 employee or agent of the Managers acting as aforesaid and for the purpose of all the foregoing provisions 356 of this Clause 17 (Responsibilities) the Managers are or shall be deemed to be acting as agent or trustee 357 on behalf of and for the benefit of all persons who are or might be their servants or agents from time to time 358 (including sub-contractors as aforesaid) and all such persons shall to this extent be or be deemed to be 359 parties to this Agreement. 360 18. General Administration 361 (a)The Managers shall keep the Owners and, if appropriate, the Company informed in a timely manner of 362 any incident of which the Managers become aware which gives or may give rise to delay to the Vessel or 363 claims or disputes involving third parties. 364 (b)The Managers shall handle and settle all claims and disputes arising out of the Management Services 365 hereunder, unless the Owners instruct the Managers otherwise. The Managers shall keep the Owners 366 appropriately informed in a timely manner throughout the handling of such claims and disputes. 367 (c)The Owners may request the Managers to bring or defend other actions, suits or proceedings related 368 to the Management Services, on terms to be agreed. 369 (d)The Managers shall have power to obtain appropriate legal or technical or other outside expert advice in 370 relation to the handling and settlement of claims in relation to Sub-clauses 18(a) and 18(b) and disputes and 371 any other matters affecting the interests of the Owners in respect of the Vessel, unless the Owners instruct 372 the Managers otherwise. 373 (e)On giving reasonable notice, the Owners may request, and the Managers shall in a timely manner make 374 available, all documentation, information and records in respect of the matters covered by this Agreement 375 either related to mandatory rules or regulations or other obligations applying to the Owners in respect of 376 the Vessel (including but not limited to STCW 95, the ISM Code and ISPS Code) to the extent permitted by 377 relevant legislation. 378 On giving reasonable notice, the Owners may request, and the Managers shall in a timely manner make 379 available, all documentation, information and records reasonably required by the Managers to enable them 380 12

PART II SHIPMAN 2009 Standard ship management agreement to perform the Management Services. 381 (f)The Owners shall arrange for the provision of any necessary guarantee bond or other security. 382 (g)Any costs incurred by the Managers in carrying out their obligations according to this Clause 18 (General 383 Administration) shall be reimbursed by the Owners. 384 19. Inspection of Vessel 385 The Owners may at any time after giving reasonable notice to the Managers inspect the Vessel for any reason 386 they consider necessary. 387 20. Compliance with Laws and Regulations 388 The parties will not do or permit to be done anything which might cause any breach or infringement of the 389 laws and regulations of the Flag State, or of the places where the Vessel trades. 390 21. Duration of the Agreement 391 (a)This Agreement shall come into effect at the date stated in Box 2 and shall continue until terminated by 392 either party by giving notice to the other; in which event this Agreement shall terminate upon the expiration of a period of twenty-four (24) months from the date on which such notice is received, unless terminated earlier in accordance with Clause 22 (Termination). This Agreement shall come into effect at the date stated in Box 2 and shall continue until terminated by either party by giving notice to the other; in which event this Agreement shall terminate upon the expiration 393 of the later of the number of months stated in Box 18 or a period of two (2) months from the date on which 394 such notice is received, unless terminated earlier in accordance with Clause 22 (Termination). 395 (b)Where the Vessel is not at a mutually convenient port or place on the expiry of such period, this Agreement 396 shall terminate on the subsequent arrival of the Vessel at the next mutually convenient port or place. 397 22. Termination 398 (a)Owners’ or Managers’ default 399 If either party fails to meet their obligations under this Agreement, the other party may give notice to the 400 party in default requiring them to remedy it. In the event that the party in default fails to remedy it within a 401 reasonable time to the reasonable satisfaction of the other party, that party shall be entitled to terminate this 402 Agreement with immediate effect by giving notice to the party in default. 403 (b)Notwithstanding Sub-clause 22(a): 404 (i)The Managers shall be entitled to terminate the Agreement with immediate effect by giving notice to the 405 Owners if any monies payable by the Owners and/or the owners of any associated vessel, details of 406 which are listed in Annex “D”, shall not have been received in the Managers’ nominated account within 407 ten days of receipt by the Owners of the Managers’ written request, or if the Vessel is repossessed by 408 the Mortgagee(s). 409 (ii)If the Owners proceed with the employment of or continue to employ the Vessel in the carriage of 410 contraband, blockade running, or in an unlawful trade, or on a voyage which in the reasonable opinion 411 of the Managers is unduly hazardous or improper, the Managers may give notice of the default to the 412 Owners, requiring them to remedy it as soon as practically possible. In the event that the Owners fail to 413 remedy it within a reasonable time to the satisfaction of the Managers, the Managers shall be entitled 414 to terminate the Agreement with immediate effect by notice. 415 (iii)If either party fails to meet their respective obligations under Sub-clause 5(b) (Crew Insurances) and 416 Clause 10 (Insurance Policies), the other party may give notice to the party in default requiring them to 417 remedy it within ten (10) days, failing which the other party may terminate this Agreement with immediate 418 effect by giving notice to the party in default. 419 (c)Extraordinary Termination 420 This Agreement shall be deemed to be terminated in the case of the sale of the Vessel (“ET1”) or, if the Vessel 421 becomes a total loss or is declared as a constructive or compromised or arranged total loss or is requisitioned 422 or has been declared missing or is bareboat chartered for a period of less than three (3) years, when the bareboat 423 charter comes to an end (“ET2”) or, if bareboat chartered, unless otherwise agreed, when the bareboat charter comes to an end (“ET3”) or she is not delivered to the Owners within 100 days of the Effective Date (“ET4”). 424 13

PART II SHIPMAN 2009 Standard ship management agreement (d)For the purpose of Sub-clause 22(c) hereof: 425 (i)the date upon which the Vessel is to be treated as having been sold or otherwise disposed of shall be 426 the date on which the Vessel’s owners cease to be the registered owners of the Vessel; 427 (ii)the Vessel shall be deemed to be lost either when it has become an actual total loss or agreement has 428 been reached with the Vessel’s underwriters in respect of its constructive total loss or if such agreement 429 with the Vessel’s underwriters is not reached it is adjudged by a competent tribunal that a constructive 430 loss of the Vessel has occurred; and 431 (iii)the date upon which the Vessel is to be treated as declared missing shall be ten (10) days after the Vessel 432 was last reported or when the Vessel is recorded as missing by the Vessel’s underwriters, whichever 433 occurs first. A missing vessel shall be deemed lost in accordance with the provisions of Sub-clause 22(d) 434 (ii). 435 (e)In the event the parties fail to agree the annual budget in accordance with Sub-clause 13(b), or to agree 436 a change of flag in accordance with Sub-clause 9(d)(ii), or to agree to a reduction in the Mangement Fee in 437 accordance with Sub-clause 12(d), either party may terminate this Agreement by giving the other party not 438 less than one month’s notice, the result of which will be the expiry of the Agreement at the end of the current 439 budget period or on expiry of the notice period, whichever is the later. 440 (f)This Agreement shall terminate forthwith in the event of an order being made or resolution passed 441 for the winding up, dissolution, liquidation or bankruptcy of either party (otherwise than for the purpose of 442 reconstruction or amalgamation) or if a receiver or administrator is appointed, or if it suspends payment, 443 ceases to carry on business or makes any special arrangement or composition with its creditors. Either party shall 444 have the right to terminate this Agreement forthwith if the other party: has ceased to trade; suspend payment(s); has an order made or resolution passed for its winding up, dissolutiion, liquidation or bankruptcy (otherwise than for the purpose of solvent reconstruction or amalgamation); has a receiver, administrative receiver, administrator or other similar official appointed over all or substantially all of its assets or undertakings; has a secured party take possession of all or substantialy all its assets; has become insolvent or gone into liquidation (unless such liquidation is for the purpose of a solvent reconstruction or amalgamation); makes a general assignement, arrangement or composition with or for the benefit of its creditors; is unable to pay its debts as they become due; causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in the foregoing text; or, takes any action in furtherance of, or indicating its consent to, aproval of, or acquiescence in, any of the foregoing acts. (g)In the event of the termination of this Agreement for an ET 2 event or for any reason other than default by the 445 Managers and an ET1, ET3 and ET4 event the management fee payable to the Managers according to the provisions of Clause 12 (Management Fee and 446 Expenses), shall continue to be payable for a further period of the number of months stated in Box 19 as 447 from the effective date of termination. If Box 19 is left blank then ninety (90) days shall apply. 448 In the event of this Agreement being terminated for an ET1, ET3 or ET4 event the management fee payable to the Managers according to the provisions of Clause 12 (Management Fee and Expenses) shall continue to be payable for a further period of twenty-four (24) months. The amounts payble under this Clause 22(g) shall be accellerated and immediately payable in one lump sum on the effective date of termination. Provided always that in relation to an ET4 event, no termination sum shall fall due hereunder where the Owner is required to pay any Early Termination Fee as the same is described in the Master Agreement. (h)In addition, where the Managers provide Crew for the Vessel in accordance with Clause 5(a) (Crew 449 Management): 450 (i)the Owners shall continue to pay Crew Support Costs during the said further period of the number of 451 months stated in Box 19; and 452 (ii)the Owners shall pay an equitable proportion of any Severance Costs which may be incurred, not 453 exceeding the amount stated in Box 20. The Managers shall use their reasonable endeavours to minimise 454 14

PART II SHIPMAN 2009 Standard ship management agreement such Severance Costs. 455 (i)On the termination, for whatever reason, of this Agreement, the Managers shall release to the Owners, 456 if so requested, the originals where possible, or otherwise certified copies, of all accounts and all documents 457 specifically relating to the Vessel and its operation. 458 (j)The termination of this Agreement shall be without prejudice to all rights accrued due between the parties 459 prior to the date of termination. 460 23. BIMCO Dispute Resolution Clause 461 (a)This Agreement shall be governed by and construed in accordance with English law and any dispute 462 arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with 463 the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary 464 to give effect to the provisions of this Clause. 465 The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) 466 Terms current at the time when the arbitration proceedings are commenced. 467 The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its 468 arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint 469 its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole 470 arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 471 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so 472 within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any 473 further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party 474 accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by 475 agreement. 476 Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the 477 appointment of a sole arbitrator. 478 In cases where neither the claim nor any counterclaim exceeds the sum of USD50,000 (or such other sum 479 as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims 480 Procedure current at the time when the arbitration proceedings are commenced. 481 (b)This Agreement shall be governed by and construed in accordance with Title 9 of the United States Code 482 and the Maritime Law of the United States and any dispute arising out of or in connection with this Agreement 483 shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the 484 third by the two so chosen; their decision or that of any two of them shall be final, and for the purposes of 485 enforcing any award, judgment may be entered on an award by any court of competent jurisdiction. The 486 proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc. 487 In cases where neither the claim nor any counterclaim exceeds the sum of USD50,000 (or such other sum 488 as the parties may agree) the arbitration shall be conducted in accordance with the Shortened Arbitration 489 Procedure of the Society of Maritime Arbitrators, Inc. current at the time when the arbitration proceedings 490 are commenced. 491 (c)This Agreement shall be governed by and construed in accordance with the laws of the place mutually 492 agreed by the parties and any dispute arising out of or in connection with this Agreement shall be referred 493 to arbitration at a mutually agreed place, subject to the procedures applicable there. 494 (d)Notwithstanding Sub-clauses 23(a), 23(b) or 23(c) above, the parties may agree at any time to refer to 495 mediation any difference and/or dispute arising out of or in connection with this Agreement. 496 (i)In the case of a dispute in respect of which arbitration has been commenced under Sub-clauses 23(a), 497 23(b) or 23(c) above, the following shall apply: 498 (ii)Either party may at any time and from time to time elect to refer the dispute or part of the dispute to 499 mediation by service on the other party of a written notice (the “Mediation Notice”) calling on the other 500 party to agree to mediation. 501 (iii)The other party shall thereupon within 14 calendar days of receipt of the Mediation Notice confirm that 502 15

PART II SHIPMAN 2009 Standard ship management agreement they agree to mediation, in which case the parties shall thereafter agree a mediator within a further 14 503 calendar days, failing which on the application of either party a mediator will be appointed promptly by 504 the Arbitration Tribunal (“the Tribunal”) or such person as the Tribunal may designate for that purpose. 505 The mediation shall be conducted in such place and in accordance with such procedure and on such 506 terms as the parties may agree or, in the event of disagreement, as may be set by the mediator. 507 (iv)If the other party does not agree to mediate, that fact may be brought to the attention of the Tribunal 508 and may be taken into account by the Tribunal when allocating the costs of the arbitration as between 509 the parties. 510 (v)The mediation shall not affect the right of either party to seek such relief or take such steps as it considers 511 necessary to protect its interest. 512 (vi)Either party may advise the Tribunal that they have agreed to mediation. The arbitration procedure shall 513 continue during the conduct of the mediation but the Tribunal may take the mediation timetable into 514 account when setting the timetable for steps in the arbitration. 515 (vii)Unless otherwise agreed or specified in the mediation terms, each party shall bear its own costs incurred 516 in the mediation and the parties shall share equally the mediator’s costs and expenses. 517 (viii) The mediation process shall be without prejudice and confidential and no information or documents 518 disclosed during it shall be revealed to the Tribunal except to the extent that they are disclosable under 519 the law and procedure governing the arbitration. 520 (Note: The parties should be aware that the mediation process may not necessarily interrupt time limits.) 521 (e)If Box 21 in Part I is not appropriately filled in, Sub-clause 23(a) of this Clause shall apply. 522 Note: Sub-clauses 23(a), 23(b) and 23(c) are alternatives; indicate alternative agreed in Box 21. Sub-clause 523 23(d) shall apply in all cases. 524 24. Notices 525 (a)All notices given by either party or their agents to the other party or their agents in accordance with the 526 provisions of this Agreement shall be in writing and shall, unless specifically provided in this Agreement to 527 the contrary, be sent to the address for that other party as set out in Boxes 22 and 23 or as appropriate or 528 to such other address as the other party may designate in writing. 529 A notice may be sent by registered or recorded mail, facsimile, electronically or delivered by hand in accordance 530 with this Sub-clause 24(a). 531 (b)Any notice given under this Agreement shall take effect on receipt by the other party and shall be deemed 532 to have been received: 533 (i)if posted, on the seventh (7th) day after posting; 534 (ii)if sent by facsimile or electronically, on the day of transmission; and 535 (iii)if delivered by hand, on the day of delivery. 536 And in each case proof of posting, handing in or transmission shall be proof that notice has been given, 537 unless proven to the contrary. 538 25. Entire Agreement See Additional Clause 48. 539 Any additional clauses attached hereto together with the Confirmation, any subsequent addenda, schedules, appendices or otherwise, shall be construed as an integral part of this Agreement and shall be interpreted accordingly. This Agreement constitutes the entire agreement between the parties and no promise, undertaking, 540 representation, warranty or statement by either party prior to the date stated in Box 2 shall affect this 541 Agreement. Any modification of this Agreement shall not be of any effect unless in writing signed by or on 542 behalf of the parties. 543 26. Third Party Rights 544 Except to the extent provided in Sub-clauses 17(c) (Indemnity) and 17(d) (Himalaya) and additional clause 43, no 545 16

PART II SHIPMAN 2009 Standard ship management agreement third parties may enforce any term of this Agreement. 546 27. Partial Validity 547 If any provision of this Agreement is or becomes or is held by any arbitrator or other competent body to be 548 illegal, invalid or unenforceable in any respect under any law or jurisdiction, the provision shall be deemed 549 to be amended to the extent necessary to avoid such illegality, invalidity or unenforceability, or, if such 550 amendment is not possible, the provision shall be deemed to be deleted from this Agreement to the extent 551 of such illegality, invalidity or unenforceability, and the remaining provisions shall continue in full force and 552 effect and shall not in any way be affected or impaired thereby. 553 28. Interpretation 554 In this Agreement: 555 (a)Singular/Plural 556 The singular includes the plural and vice versa as the context admits or requires. 557 (b)Headings 558 The index and headings to the clauses and appendices to this Agreement are for convenience only and shall not affect 559 its construction or interpretation. 560 (c)Day 561 “Day” means a calendar day unless expressly stated to the contrary. 562 17